                                                                    EXHIBIT 10.9
                            TRINITY INDUSTRIES, INC.,

                                   as Company,

             EACH OF THE GUARANTORS FROM TIME TO TIME PARTY HERETO,

                                  as Guarantors

                                       and

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,

                                   as Trustee

                         ------------------------------

                          6 1/2% Senior Notes due 2014

                         ------------------------------

                                    INDENTURE

                           Dated as of March 10, 2004

                         ------------------------------

                             CROSS-REFERENCE TABLE*

Trust Indenture
  Act Section                                                                     Indenture Section
310(a)(1)...................................................................       7.10
   (a)(2)...................................................................       7.10
   (a)(3)...................................................................       N.A.
   (a)(4)...................................................................       N.A.
   (a)(5)...................................................................       7.10
   (b)......................................................................       7.8; 7.10; 11.2
   (c)......................................................................       N.A.
311(a)......................................................................       7.11
   (b)......................................................................       1.3; 7.11
   (c)......................................................................       N.A.
312(a)......................................................................       2.5
   (b)......................................................................       11.3
   (c)......................................................................       11.3
313(a)......................................................................       7.6
   (b)(1)...................................................................       N.A.
   (b)(2)...................................................................       7.6
   (c)......................................................................       7.6; 11.2
   (d)......................................................................       7.6
314(a)......................................................................       4.4; 4.5; 11.2
   (b)......................................................................       N.A.
   (c)(1)...................................................................       11.4
   (c)(2)...................................................................       11.4
   (c)(3)...................................................................       N.A.
   (d)......................................................................       N.A.
   (e)......................................................................       11.5
   (f)......................................................................       N.A.
315(a)......................................................................       7.1(2)
   (b)......................................................................       7.5; 11.2
   (c)......................................................................       7.1(1)
   (d)......................................................................       7.1(3)
   (e)......................................................................       6.11
316(a)(last sentence).......................................................       2.9
   (a)(1)(A)................................................................       6.5
   (a)(1)(B)................................................................       6.4
   (a)(2)...................................................................       N.A.
   (b)......................................................................       6.7
317(a)(1)...................................................................       6.8
   (a)(2)...................................................................       6.9
   (b)......................................................................       2.4
318(a)......................................................................       11.1
   (c)......................................................................       11.1

-----------------
N.A. means not applicable.

* This Cross-Reference Table is not part of this Indenture.

                                TABLE OF CONTENTS

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                                                    ARTICLE 1

                                          DEFINITIONS AND INCORPORATION

                                                   BY REFERENCE

Section 1.1.        Definitions..................................................................................     1
Section 1.2.        Other Definitions............................................................................    22
Section 1.3.        Incorporation by Reference of Trust Indenture Act............................................    23
Section 1.4.        Rules of Construction........................................................................    24

                                                    ARTICLE 2

                                                    THE NOTES

Section 2.1.        Form and Dating..............................................................................    24
Section 2.2.        Execution and Authentication.................................................................    25
Section 2.3.        Registrar and Paying Agent...................................................................    26
Section 2.4.        Paying Agent To Hold Money in Trust..........................................................    26
Section 2.5.        Holder Lists.................................................................................    26
Section 2.6.        Transfer and Exchange........................................................................    26
Section 2.7.        Replacement Notes............................................................................    27
Section 2.8.        Outstanding Notes............................................................................    28
Section 2.9.        Treasury Notes...............................................................................    28
Section 2.10.       Temporary Notes..............................................................................    28
Section 2.11.       Cancellation.................................................................................    29
Section 2.12.       Defaulted Interest...........................................................................    29
Section 2.13.       Persons Deemed Owners........................................................................    29
Section 2.14.       CUSIP Numbers................................................................................    29
Section 2.15.       Book-Entry Provisions for Global Notes.......................................................    30
Section 2.16.       Special Transfer and Exchange Provisions.....................................................    31
Section 2.17.       Issuance of Additional Notes.................................................................    34

                                                    ARTICLE 3

                                                    REDEMPTION

Section 3.1.        Notices to Trustee...........................................................................    34
Section 3.2.        Selection of Notes To Be Redeemed............................................................    35
Section 3.3.        Notice of Redemption.........................................................................    35
Section 3.4.        Effect of Notice of Redemption...............................................................    36
Section 3.5.        Deposit of Redemption Price..................................................................    36
Section 3.6.        Notes Redeemed in Part.......................................................................    36

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Section 3.7.        Optional Redemption..........................................................................    36
Section 3.8.        Limitations..................................................................................    37

                                                    ARTICLE 4

                                                    COVENANTS

Section 4.1.        Payment of Principal and Interest............................................................    37
Section 4.2.        Maintenance of Office or Agency for Notices and Demands......................................    38
Section 4.3.        Insurance Matters............................................................................    38
Section 4.4.        SEC Reports..................................................................................    38
Section 4.5.        Compliance Certificate.......................................................................    39
Section 4.6.        Corporate Existence..........................................................................    39
Section 4.7.        Payment of Taxes and Other Claims............................................................    39
Section 4.8.        Appointments To Fill Vacancies in Trustee's Office...........................................    40
Section 4.9.        Limitation on Indebtedness...................................................................    40
Section 4.10.       Limitation on Unrestricted Subsidiaries......................................................    43
Section 4.11.       Limitation on Restricted Payments............................................................    44
Section 4.12.       Limitation on Restrictions on Distributions from Restricted Subsidiaries. ...................    46
Section 4.13.       Limitation on Sales of Assets................................................................    47
Section 4.14.       Limitation on Affiliate Transactions.........................................................    48
Section 4.15.       Change of Control............................................................................    49
Section 4.16.       Limitation on Liens..........................................................................    50
Section 4.17.       Limitation on Sale/Leaseback Transactions....................................................    50
Section 4.18.       Subsidiary Guarantees........................................................................    51
Section 4.19.       Further Instruments and Acts.................................................................    51
Section 4.20.       Suspension of Covenants......................................................................    51

                                                    ARTICLE 5

                                                SUCCESSOR COMPANY

Section 5.1.        Merger and Consolidation.....................................................................    52
Section 5.2.        Successor Corporation Substituted............................................................    52

                                                    ARTICLE 6

                                              DEFAULTS AND REMEDIES

Section 6.1.        Events of Default............................................................................    53
Section 6.2.        Acceleration.................................................................................    54
Section 6.3.        Other Remedies...............................................................................    55
Section 6.4.        Waiver of Past Defaults......................................................................    55
Section 6.5.        Control by Majority..........................................................................    56
Section 6.6.        Limitation on Suits..........................................................................    56
Section 6.7.        Rights of Holders To Receive Payment.........................................................    56

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
Section 6.8.        Collection Suit by Trustee...................................................................    56
Section 6.9.        Trustee May File Proofs of Claim.............................................................    57
Section 6.10.       Priorities...................................................................................    57
Section 6.11.       Undertaking for Costs........................................................................    57
Section 6.12.       Waiver of Stay or Extension Laws.............................................................    58

                                                    ARTICLE 7

                                                     TRUSTEE

Section 7.1.        Duties of Trustee............................................................................    58
Section 7.2.        Rights of Trustee............................................................................    59
Section 7.3.        Individual Rights of Trustee.................................................................    60
Section 7.4.        Trustee's Disclaimer.........................................................................    60
Section 7.5.        Notice of Defaults...........................................................................    60
Section 7.6.        Reports by Trustee to Holders................................................................    60
Section 7.7.        Compensation and Indemnity...................................................................    61
Section 7.8.        Replacement of Trustee.......................................................................    61
Section 7.9.        Successor Trustee by Merger, etc.............................................................    62
Section 7.10.       Eligibility; Disqualification................................................................    62
Section 7.11.       Preferential Collection of Claims Against Company............................................    63

                                                    ARTICLE 8

                                     LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.1.        Option To Effect Legal Defeasance or Covenant Defeasance.....................................    63
Section 8.2.        Legal Defeasance and Discharge...............................................................    63
Section 8.3.        Covenant Defeasance..........................................................................    64
Section 8.4.        Conditions to Legal or Covenant Defeasance...................................................    64
Section 8.5.        Deposited Money and U.S. Government Obligations
                    To Be Held in Trust; Other Miscellaneous Provisions..........................................    66
Section 8.6.        Repayment to the Company.....................................................................    66
Section 8.7.        Reinstatement................................................................................    67
Section 8.8.        Termination of Obligations upon Cancellation of the Notes....................................    67
Section 8.9.        Survival of Certain Obligations..............................................................    68

                                                    ARTICLE 9

                                                    AMENDMENTS

Section 9.1.        Without Consent of Holders...................................................................    68
Section 9.2.        With Consent of Holders......................................................................    69
Section 9.3.        Compliance with Trust Indenture Act..........................................................    70
Section 9.4.        Revocation and Effect of Consents............................................................    70
Section 9.5.        Notation on or Exchange of Notes.............................................................    71

                                                                                                                    Page
                                                                                                                    ----
Section 9.6.        Trustee To Sign Amendments, etc..............................................................    71

                                                    ARTICLE 10

                                                    GUARANTEES

Section 10.1.       Subsidiary Guarantee.........................................................................    71
Section 10.2.       Execution and Delivery of Subsidiary Guarantee...............................................    72
Section 10.3.       Limitation of Subsidiary Guarantee...........................................................    73
Section 10.4.       Waiver of Subrogation........................................................................    73
Section 10.5.       Release of Subsidiary Guarantee..............................................................    74
Section 10.6.       Contribution from Other Guarantors...........................................................    74

                                                    ARTICLE 11

                                                  MISCELLANEOUS

Section 11.1.       Trust Indenture Act Controls.................................................................    74
Section 11.2.       Notices......................................................................................    74
Section 11.3.       Communication by Holders with Other Holders..................................................    76
Section 11.4.       Certificate and Opinion as to Conditions Precedent...........................................    76
Section 11.5.       Statements Required in Certificate or Opinion................................................    76
Section 11.6.       Rules by Trustee and Agents..................................................................    76
Section 11.7.       No Recourse Against Others...................................................................    77
Section 11.8.       Governing Law................................................................................    77
Section 11.9.       No Adverse Interpretation of Other Agreements................................................    77
Section 11.10.      Successors...................................................................................    77
Section 11.11.      Severability.................................................................................    77
Section 11.12.      Counterpart Originals........................................................................    77
Section 11.13.      Variable Provisions..........................................................................    77
Section 11.14.      Provisions of Indenture for the Sole Benefit of Parties and Holders. ........................    78
Section 11.15.      Table of Contents, Headings, etc.............................................................    78
Section 11.16.      No Personal Liability of Directors, Officers, Employees, Incorporator and Stockholders. .....    78

SIGNATURES.......................................................................................................    69

EXHIBIT A               FORM OF NOTE
EXHIBIT B               FORM OF EXCHANGE NOTE
EXHIBIT C               FORM OF LEGEND FOR GLOBAL NOTES
EXHIBIT D               FORM OF TRANSFER CERTIFICATE FOR INSTITUTIONAL
                        ACCREDITED INVESTORS
EXHIBIT E               FORM OF CERTIFICATE FOR REGULATION S TRANSFERS
EXHIBIT F               FORM OF SUBSIDIARY GUARANTEE

                  INDENTURE, dated as of March 10, 2004 among Trinity Industries, Inc., a Delaware corporation (the "Company"), the Guarantors from time to time party hereto and Wells Fargo Bank, National Association, a national banking corporation, as trustee, (the "Trustee").

                  Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 6 1/2% Senior Notes due 2014 (the "Notes"):

                                    ARTICLE 1

                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

                  Section 1.1. Definitions.

                  "Additional Assets" means

                  (i) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business;

                  (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

                  (iii) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clauses (ii) or (iii) above is primarily engaged in a Related Business.

                  "Additional Notes" means, subject to the Company's compliance with Section 4.9, 6 1/2% Senior Notes due 2014 issued from time to time after the Issue Date under the terms of this Indenture (other than issuances pursuant to Section 2.7, 2.10, 3.6, 4.13, 4.15 or 9.5 of this Indenture and other than Exchange Notes issued pursuant to an exchange offer for other Notes outstanding under this Indenture).

                  "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agent" means any Registrar or Paying Agent or authenticating agent or co-registrar.

                  "Asset Disposition" means any direct or indirect sale, lease (other than an operating lease or sublease entered into in the ordinary course of business), transfer or other disposition

(or series of related sales, leases, transfers or dispositions that are part of a common plan) by the Company or any Restricted Subsidiary (other than any Leasing Subsidiary), including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), (ii) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary, or (iii) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary (other than, in the case of (i), (ii) and (iii) above, (x) a disposition by a Restricted Subsidiary to the Company or by the Company or a Subsidiary to a Wholly Owned Subsidiary or a Guarantor and (y) for purposes of Section 4.13 only, a disposition that constitutes a Restricted Payment permitted under Section 4.11; provided, however, that the following shall not be deemed an Asset Disposition:
(A) a transaction or series of related transactions consummated after the Issue Date for which the Company or its Restricted Subsidiaries receives aggregate consideration of less than $5.0 million during any consecutive 12-month period; provided that such sale or disposition also complies with Section 4.13(i) and
(B) transactions permitted under Section 5.1.

                  "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

                  "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of numbers of years from the date of determination of the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

                  "Bankruptcy Law" means Title 11, United States Code or any similar Federal or state law for the relief of debtors.

                  "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

                  "Business Day" means each day which is not a Legal Holiday.

                  "Capital Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                  "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock.

                  "Cash Equivalents" means, at any time,

                  (i) any evidence of Indebtedness with a maturity of one year or less from the date of acquisition issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof);

                  (ii) demand deposits, trust accounts, time deposits, overnight bank deposits, certificates of deposit or acceptances with a maturity of one year or less from the date of acquisition of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $300.0 million and whose short-term debt has a rating, at the time when any investment therein is made, of at least "A-1" (or subsequent equivalent rating) by S&P or at least P-1 (or subsequent equivalent rating) by Moody's;

                  (iii) commercial paper with a maturity of one year or less from the date of acquisition issued by a corporation that is not an Affiliate of the Company organized under the laws of any state of the United States or the District of Columbia and rated at least A-2 (or subsequent equivalent rating) by S&P or at least P-2 (or subsequent equivalent rating) by Moody's;

                  (iv) repurchase agreements and reverse repurchase agreements with terms of more than 30 days relating to obligations of the types described in clause (i) above entered into with a financial institution of the type described in clause (ii) above;

                  (v) interests in money market funds which invest at least 95% or more of their assets in securities of the type described in clauses (i) and (iv) above; and

                  (vi)     foreign equivalents of the items described in clauses
         (i) through (v) above.

                  "Change of Control" means the occurrence of any of the following events:

                  (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (i) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company;

                  (ii) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors;

                  (iii) the Company conveys, transfers or leases all or substantially all its assets to any person or group, in one transaction or a series of transactions other than any conveyance, transfer or lease between the Company and a Wholly Owned Subsidiary; or

                  (iv) the stockholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Company" means Trinity Industries, Inc., a Delaware corporation, until a successor replaces it in accordance with Article 5.

                  "Consolidated Assets" as of any date of determination means the total amount of assets which would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries (other than Leasing Subsidiaries), determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the four most recent fiscal quarters for which the Company has filed financial statements with the SEC pursuant to the requirements of the Exchange Act prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

                  (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness has been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness or otherwise, as if such discharge had occurred on the first day of such period, except that, in making such calculation, Indebtedness Incurred under a revolving credit or similar arrangement to finance seasonal fluctuations in working capital needs shall be computed on the average daily balance of such Indebtedness during such period unless such Indebtedness is projected in the reasonable judgment of senior management of the Company to remain outstanding for a period in excess of 12 months from the date of Incurrence of such Indebtedness, in which case such Indebtedness will be assumed to have been Incurred on the first day of such coverage period;

                  (2) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

                  (3) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any person which becomes a Restricted Subsidiary or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business (and for which financial information is available sufficient to permit calculations of EBITDA for such operating unit), EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

                  (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period.

                  For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto, and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligations have a remaining term in excess of 12 months). If any Indebtedness that bears interest at a rate chosen at the option of the Company is being given pro forma effect, the interest rate shall be calculated by applying such optional rate chosen by the Company.

                  "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus (x) to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Restricted
Subsidiaries:

                  (i)      interest expense attributable to capital leases,

                  (ii) amortization of debt discount and debt issuance cost (excluding debt issuance cost relating to the Notes);

                  (iii)    capitalized interest;

                  (iv)     non-cash interest payments;

                  (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

                  (vi) net costs under Hedging Obligations (including amortization of fees);

                  (vii) dividends in respect of all Preferred Stock held by Persons other than the Company or a Wholly Owned Subsidiary other than dividends paid in Qualified Capital Stock of the Company;

                  (viii) interest Incurred in connection with Investments in discontinued operations; and

                  (ix) interest actually paid by the Company or any of its consolidated Restricted Subsidiaries under any Guarantee of Indebtedness of any Person and minus (y) to the extent included in such total interest expense, any amortization by the Company and its consolidated Restricted Subsidiaries of (i) capitalized interest or (ii) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing. Notwithstanding the foregoing, Consolidated Interest Expense as defined above shall not include interest expense or other costs attributable to Non-Recourse Leasing Indebtedness.

                  "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Restricted Subsidiaries determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income:

                  (i) any net income of any Person if such Person is not a Restricted Subsidiary, except that subject to the limitations contained in clause (iii) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (ii) below);

                  (ii) the net income of (x) any Leasing Subsidiary of which substantially all of its borrowings constitute Non-Recourse Leasing Indebtedness and (y) any other Restricted Subsidiary that is not a Guarantor to the extent that, in the case of (y), such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Company, except that the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

                  (iii) any gain or loss realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Restricted Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;

                  (iv)     extraordinary gains or losses;

                  (v) the cumulative effect of a change in accounting principles;

                  (vi) any non-cash goodwill or non-cash asset impairment charges subsequent to the Issue Date; and

                  (v) gains or losses arising from the repayment of Indebtedness of the Company with the proceeds of the sale of the Notes.

                  "Continuing Directors" means, as of the date of determination, any member of the Board of Directors of the Company who: (a) was a member of such Board of Directors on the Issue Date or (b) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

                  "Credit Agreement" means the Amended and Restated Credit Agreement dated as of March 10, 2004, among the Company, the lenders party thereto, JPMorgan Chase Bank, as administrative agent (the "Administrative Agent"), and Dresdner Bank AG, New York and Grand Cayman Branches, and The Royal Bank of Scotland plc, as syndication agents, as the same may be amended or modified from time to time, and any agreement or agreements evidencing any refunding, replacement, refinancing or renewal, in whole or in part, of the Credit Agreement; provided that such refunding, replacement, refinancing or renewal shall be effected in the commercial bank or institutional lending market, and not in the capital markets.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Depository" means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company, or a successor thereto, or another Person designated as Depository by the Company, which must be a clearing agency registered under the Exchange Act.

                  "Disqualified Capital Stock" means, with respect to any Person, (a) any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Capital Stock (excluding Disqualified Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary into Indebtedness or mandatorily redeemable Capital Stock, until such Capital Stock is so converted or exchanged) or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Notes or (b) any Capital Stock of a Subsidiary.

                  "EBITDA" for any period means Consolidated Net Income plus the following to the extent deducted in calculating such Consolidated Net Income:

                  (a)      all consolidated income tax expense of the Company;

                  (b)      Consolidated Interest Expense;

                  (c)      all consolidated depreciation expense or the Company;

                  (d)      all consolidated amortization expense of the Company;
                  and

                  (e) other noncash charges (except for any such noncash charge to the extent it represents an accrual of or reserve for cash expenditures in a future period) deducted in determining Consolidated Net Income (and not already excluded from the definition of the term "Consolidated Net Income"), in each case for such period. For avoidance of doubt, EBITDA shall not include items listed in clauses (a), (c), (d) and (e) above which are attributable to a Leasing Subsidiary to the extent that net income of such Leasing Subsidiary is excluded from Consolidated Net Income pursuant to clauses (i) through (v) of the definition thereof.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Notes" means the 6 1/2% Senior Notes due 2014 to be issued in exchange for the Notes pursuant to the Registration Rights Agreement.

                  "Fair Market Value" means, with respect to any asset, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under compulsion to complete the transaction. The Fair Market Value of any asset or assets shall be determined by the Board of Directors of the Company, acting in good faith, and shall be evidenced by a resolution of such Board of Directors delivered to the Trustee.

                  "Foreign Subsidiary" means any Restricted Subsidiary that is not incorporated under the laws of the United States or any political subdivision thereof and whose business is primarily conducted outside of the United States.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of this Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained in this Indenture shall be computed in conformity with GAAP, except to the extent modified therefrom by the terms of such provisions and related definitions.

                  "Global Notes" means one or more 144A Global Notes, Regulation S Global Notes and IAI Global Notes.

                  "Guarantee" means:

                  (a) any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person; and

                  (b) any obligation, direct or indirect, contingent or otherwise, of such Person:

                  (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or

                  (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Guarantor" means each of Transit Mix Concrete & Materials Company, Trinity Industries Leasing Company, Trinity Marine Products, Inc., Trinity Rail Group, LLC, Thrall Trinity Freight Car, Inc., Trinity Tank Car, Inc. and Trinity Rail Components & Repair, Inc., which constitute all of the guarantors of the Credit Agreement as of the Issue Date, and any other subsidiary that becomes a guarantor of the Notes thereafter pursuant to this Indenture.

                  "Hedging Obligations" means with respect to any Person, the obligations of such Person in respect of (a) interest rate or currency swap agreements, interest rate or currency collar agreements or (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates and/or currency exchange rates.

                  "Holder" means the Person in whose name a Note is registered on the Registrar's books.

                  "IAI Global Note" means a permanent global note in registered form representing the aggregate principal amount of Notes sold to Institutional Accredited Investors.

                  "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning.

                  "Indebtedness" of any Person means, without duplication,

                   (i)     the principal of and premium (if any) in respect of

                           (A)      indebtedness of such Person for money

                  borrowed and

                           (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

                  (ii) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

                  (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

                 (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

                  (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Capital Stock (but excluding, in each case, any accrued dividends);

                  (vi)     all obligations of the type referred to in clauses
         (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as guarantor or otherwise; and

                  (vii)    all obligations of the type referred to in clauses
         (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property and assets or the amount of the obligation so secured.

                  "Indenture" means this Indenture, as may be amended from time to time.

                  "Initial Notes" means (i) the 6 1/2% Senior Notes due 2014 and
(ii) Additional Notes, if any, issued in the form of 6 1/2% Senior Notes due 2014 of the Company, including those issued in a transaction exempt from the registration requirements of the Securities Act.

                  "Initial Purchasers" means J.P. Morgan Securities Inc., Credit Suisse First Boston LLC, Dresdner Kleinwort Wasserstein Securities LLC, The Royal Bank of Scotland plc, BNP Paribas Securities Corp., Scotia Capital (USA) Inc., Wachovia Securities LLC and Tokyo-Mitsubishi International plc.

                  "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "interest" means any interest hereunder and any additional interest under the Registration Rights Agreement.

                  "Interest Payment Date" means each semiannual interest payment date on March 15 and September 15 of each year, commencing September 15, 2004.

                  "Interest Record Date" for the interest payable on any Interest Payment Date (except a date for payment of defaulted interest) means the March 1 or September 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

                  "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers, including Leasing Subsidiaries, in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and Section 4.11, "Investment" shall include the portion (proportionate to the Company or any Restricted Subsidiary's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company or any Restricted Subsidiary's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

                  "Investment Grade" means Baa3 or higher by Moody's and BBB- or higher by S&P.

                  "Issue Date" means the date on which the Notes are originally issued.

                  "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form.

                  "Leasing Indebtedness" means Indebtedness of a Leasing Subsidiary.

                  "Leasing Subsidiary" means TILC or a wholly-owned special purpose Subsidiary of TILC or the Company, in each case the business of which is limited to leasing and/or selling lease fleets of railcars, barges or liquid propane containers owned or to be owned by such Subsidiary, related assets and associated underlying third party leases.

                  "Legal Holiday" means Saturday, Sunday or a day on which banking institutions in New York, New York or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

                  "Maturity Date" means March 15, 2014.

                  "Moody's" means Moody's Investors Service, Inc. or any successor to its debt rating business.

                  "Net Available Cash" from an Asset Disposition means cash payments and Cash Equivalents received therefrom (including any cash payments and Cash Equivalents received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form) in each case net of
(i) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred, and all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, and (iv) all amounts to be held in escrow or otherwise as a reserve by the seller of the assets constituting the Asset Disposition to account for any liabilities assumed or retained in connection with such Asset Disposition until such escrow or reserve is released to the Company or a Restricted Subsidiary whereupon it shall constitute Net Available Cash.

                  "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof (after taking into account any available tax credit or deductions and any applicable tax sharing arrangements).

                  "Non-Recourse Leasing Indebtedness" means Leasing Indebtedness Incurred by a Leasing Subsidiary which is non-recourse to the Company and each Restricted Subsidiary other than such Leasing Subsidiary. For purposes of this definition, "non-recourse" means having recourse limited to the railcars, barges, liquid propane containers or other assets, associated lease payments and related assets financed by such Non-Recourse Leasing Indebtedness.

                  "Non-U.S. Person" has the meaning assigned to such term in Regulation S.

                  "Notes" means, collectively, the Initial Notes and the Unrestricted Notes treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms of this Indenture.

                  "Officer" means the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, Controller, Secretary or any Vice President of the Company or any other obligor upon the Notes.

                  "Officers' Certificate" means a certificate signed by the Chairman of the Board of Directors, the Vice Chairman, the President or any Vice President and by the Chief Financial Officer, Treasurer or the Secretary of such Person which shall comply with applicable provisions of Sections 11.4 and 11.5 hereof.

                  "144A Global Note" means a permanent global note in registered form representing the aggregate principal amount of Notes sold in reliance on Rule 144A.

                  "Opinion of Counsel" means an opinion in writing signed by legal counsel. Such counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

                  "Paying Agent" has the meaning set forth in Section 2.3.

                  "Permitted Investments" means any of the following:

                  (i)      any investment in cash or Cash Equivalents;

                  (ii) any Hedging Obligations entered into in the ordinary course of business and Incurred in compliance with the terms of this Indenture;

                  (iii) endorsements of negotiable instruments in the ordinary course of business;

                  (iv) any acquisition of assets, Capital Stock or other securities by the Company or any Restricted Subsidiary; provided that the consideration therefor consists solely of common stock of the Company;

                  (v) any Investment by the Company or a Restricted Subsidiary in any Person if, as a result of such Investment, such Person becomes a Restricted Subsidiary or is merged with or into, or transfers or conveys all or substantially all of the assets, to the Company or a Restricted Subsidiary;

                  (vi) loans and advances to employees made in the ordinary course of business consistent with past practices of the Company and its Restricted Subsidiaries as of the Issue Date to the extent that any such transaction complies with Section 4.11;

                  (vii) securities or other obligations received in settlement of debts or judgments created or obtained in the ordinary course of business by or against third parties, in each case in favor of the Company or a Restricted Subsidiary;

                  (viii) Investments the consideration for which consists solely of Capital Stock (other than Disqualified Capital Stock) of the Company;

                  (ix) Investments consisting of (a) prepayments of and purchases and acquisitions of inventory, supplies, material and equipment or (b) licenses or leases of intellectual property and other assets, in each cash in the ordinary course of business;

                  (x) Investments acquired by the Company or any Restricted Subsidiary in connection with (a) an Asset Disposition permitted under
         Section 4.13 to the extent such Investments are non-cash consideration permitted to be received under Section 4.13 or (b) a sale or other disposition of property or assets not constituting an Asset Disposition; and

                  (xi) any Investment in a Restricted Subsidiary; provided that if such Investment is with respect to a Leasing Subsidiary it shall be made in connection with the sale by the Company or any Restricted Subsidiary of railcars to such Leasing Subsidiary; provided further that such Investment in such Leasing Subsidiary shall not exceed 35% of the Fair Market Value of such railcars at the time of such Investment.

                  "Permitted Liens" means, with respect to any Person,

                  (a)      Liens existing on the date of this Indenture;

                  (b) Liens securing Indebtedness described in Section 4.9(b)(1) and interest, fees, expenses and other obligations owing under the Credit Agreement and obligations owing under any related guarantee, security or similar agreement;

                  (c) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries;

                  (d)      Liens securing Purchase Money Indebtedness;

                  (e) additional Liens for any purpose of up to 15% of the Company's Consolidated Assets;

                  (f) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

                  (g) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

                  (h) Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings;

                  (i) Liens in favor of issuers of surety bonds, performance bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit (and reimbursement obligations thereunder) do not constitute Indebtedness;

                  (j) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

                  (k) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred, and the Indebtedness secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

                  (l) Liens on property or shares of stock of another Person at the time such other Person becomes a Subsidiary of such Person (other than Liens Incurred in connection with, or to provide credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company); provided, however, that any such Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries;

                  (m) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Wholly Owned Subsidiary of such Person (other than an Unrestricted Subsidiary);

                  (n) Liens Incurred by another Person on assets that are the subject of a Capital Lease Obligation to which such Person or a Subsidiary of such Person is a party; provided, however, that any such Lien may not secure Indebtedness of such Person or any of its Restricted Subsidiaries (except by virtue of clause (vii) of the definition of "Indebtedness") and may not extend to any other property owned by such Person or any Subsidiary of such Person;

                  (o) Liens securing Hedging Obligations so long as the related Indebtedness is permitted to be Incurred under this Indenture and which are secured solely by a Lien on the same property which secures the Indebtedness that is the subject of the applicable Hedging Obligation;

                  (p) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien (other than that referred to in clauses (b), (e), (q) and (r)); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) and (y) the Indebtedness secured by such Lien at such time is not increased (other than by an amount necessary to pay fees and expenses, including premiums, related to the Refinancing of such Indebtedness);

                  (q) Liens Incurred in connection with any Sale/Leaseback Transaction permitted under Section 4.17 securing borrowings of up to $20.0 million;

                  (r) Liens arising by operation of law in connection with judgments that are being contested in good faith by the Company or a Restricted Subsidiary and that do not constitute an Event of Default;

                  (s) Liens arising by reason of any netting or set-off arrangement entered into in the ordinary course of banking or other trading activities;

                  (t) Liens, security interests, encumbrances or any other matters of record that have been placed by any third party on property of over which the Company or any Restricted Subsidiary has easement rights or on any leased property and subordination or similar agreements relating thereto; and

                  (u) Liens to secure any Leasing Indebtedness Incurred by any Leasing Subsidiary pursuant to Section 4.9(b)(12); provided that such Liens do not extend to assets other than assets of a Leasing Subsidiary.

                  "Person" means an individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Physical Notes" means one or more certificated Notes in registered form.

                  "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

                  "Principal" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

                  "Private Exchange Securities" has the meaning provided in
Section 1 of the Registration Rights Agreement.

                  "Private Placement Legend" means the legend initially set forth on the Notes in the form set forth on Exhibit A hereto.

                  "Purchase Agreement" means the Purchase Agreement dated as of March 5, 2004, by and among the Company, the Guarantors and the Initial Purchasers.

                  "Purchase Money Indebtedness" means Indebtedness

                  (i) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement and other purchase money obligations, including borrowings, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and

                  (ii) Incurred to finance the acquisition or construction by the Company or any Subsidiary of such asset, including additions and improvements; provided, however, that any Lien arising in connection with any such Indebtedness shall be limited to the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached; and provided further, however, that the principal amount of such Indebtedness does not exceed the lesser of 100% of the cost or 100% of the Fair Market Value of the asset being financed.

                  "Qualified Capital Stock" means any Capital Stock other than Disqualified Capital Stock.

                  "Qualified Institutional Buyer" or "QIB" means a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act.

                  "Rating Agencies" means (a) S&P, (b) Moody's; or (c) if S&P or Moody's or both shall not make a rating of the Notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody's or both, as the case may be.

                  "Redemption Date," when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

                  "Redemption Price" means the amount payable for the redemption or repurchase of any Note on the Redemption Date, and shall always include interest accrued and unpaid to the Redemption Date, unless otherwise specifically provided.

                  "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

                  "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary Incurred in compliance with this Indenture; provided, however, that

                  (i) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

                  (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;

                  (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary (other than a Guarantor) that refinances Indebtedness of the Company or a Guarantor or (y) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary or a Leasing Subsidiary; and

                  (iv) such Refinancing Indebtedness is subordinated in right of payment to the Notes at least to the extent that the Indebtedness to be Refinanced is subordinated in right of payment to the Notes.

                  "Registrar" has the meaning set forth in Section 2.3.

                  "Registration Rights Agreement" means the Exchange and Registration Rights Agreement dated as of March 10, 2004, by and among the Company, Guarantors, and the Initial Purchasers.

                  "Regulation S" means Regulation S under the Securities Act.

                  "Regulation S Global Note" means a permanent global note in registered form representing the aggregate principal amount of Notes sold in reliance on Regulation S.

                  "Related Business" means any business directly or indirectly related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Issue Date.

                  "Responsible Officer," when used with respect to the Trustee, shall mean any officer in the corporate trust department of the Trustee or any officer of the Trustee customarily performing functions similar to those performed by any officer in the corporate trust department of the Trustee with respect to a particular corporate matter or any other officer to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

                  "Restricted Payment" with respect to any Person means

                  (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Capital Stock) or rights to acquire its Capital Stock (other than Disqualified Capital Stock) and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation)),

                  (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or of any Restricted Subsidiary held by any Person other than the Company or any Wholly Owned Subsidiary, including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Capital Stock),

                  (iii) any redemption prior to the scheduled maturity or prior to any scheduled repayment of principal in respect of Subordinated Indebtedness held by Persons other than the Company or any Restricted Subsidiary, or

                  (iv) the making of any Investment in any Person (other than a Permitted Investment).

                  "Restricted Security" has the meaning set forth in Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Security.

                  "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

                  "Rule 144" means Rule 144 under the Securities Act.

                  "Rule 144A" means Rule 144A under the Securities Act.

                  "S&P" means Standard and Poor's Rating Group or any successor to its debt rating business.

                  "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and leases it back from such Person, other than leases for a term of not more than 12 months or between the Company and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries. For purposes of Section 4.17, an arrangement relating to property now owned or hereafter acquired whereby a Leasing Subsidiary transfers such property to a Person and leases it back from such Person shall not be deemed to be a "Sale/Leaseback Transaction."

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "SEC" means the Securities and Exchange Commission.

                  "Senior Indebtedness" means

                  (i) Indebtedness of the Company, whether outstanding on the Issue Date or thereafter Incurred; and

                  (ii) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company to the extent post-filing interest is allowed in such proceeding) in respect of

                           (A)      Indebtedness of the Company for money
                  borrowed and

                           (B) Indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which the Company is responsible or liable unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Notes;

provided, however, that Senior Indebtedness shall not include

                  (1)      any obligation of the Company to any Subsidiary,

                  (2) any liability for federal, state, local or other taxes owed or owing by the Company,

                  (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities),

                  (4) any Indebtedness of the Company (and any accrued and unpaid interest in respect thereof) which is expressly subordinate in right of payment to any other Indebtedness or other obligation of the Company or

                  (5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture.

                  "Significant Subsidiary" with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria of a "significant subsidiary" set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

                  "Subordinated Indebtedness" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement to that effect.

                  "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person,
(ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

                  "Subsidiary Guarantee" means, individually, any Guarantee of payment of the Notes and Exchange Notes by a Guarantor pursuant to the terms of this Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees. Each such Subsidiary Guarantee shall be in the form prescribed by this Indenture.

                  "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended (15 U.S.C. Sections 77aaa-77bbbb), as in effect on the date on which this Indenture is qualified under the TIA, except as provided in
Section 9.3 hereof; provided, however, that in the event the Trust Indenture Act is amended after such date, "Trust Indenture Act" and "TIA" mean, to the extent required by such amendment, the Trust Indenture Act as so amended.

                  "TILC" means Trinity Industries Leasing Company, a Delaware corporation.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the applicable provisions hereof, and thereafter means such successor serving hereunder.

                  "Unrestricted Notes" means one or more Notes that do not and are not required to bear the Private Placement Legend in the form set forth in Exhibit A hereto, including, without limitation, the Exchange Notes and any Notes registered under the Securities Act pursuant to and in accordance with the Registration Rights Agreement.

                  "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors under Section 4.10 and (ii) any Subsidiary of an Unrestricted Subsidiary.

                  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

                  "Voting Stock" of any Person, corporation, association, partnership or other business entity, as of any date means shares of Capital Stock or other interests (including partnership interests) in such Person, corporation, association, partnership or other business entity entitled (without regard to any contingency) to vote in the election of directors, managers or trustees thereof.

                  "Wholly Owned Subsidiary" means a Restricted Subsidiary other than a Leasing Subsidiary all the Capital Stock of which (other than directors' qualifying shares and shares held by other Persons to the extent such shares are required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary) is owned by the Company or one or more Wholly Owned Subsidiaries.

                  Section 1.2. Other Definitions.

                                                                             Defined in
                           Term                                               Section
"Affiliate Transaction".............................                          4.14(a)
"Asset Sale Offer"..................................                          4.13(a)
"Asset Sale Offer Date".............................                          4.13(a)
"Asset Sale Offer Trigger Date".....................                          4.13(a)
"Asset Sale Payment Date"...........................                          4.13(b)
"Change of Control Offer"...........................                          4.15(a)
"covenant defeasance"...............................                           8.1(c)
"Coverage Ratio Exception"..........................                           4.9(a)
"Custodian".........................................                            6.1
"Designation".......................................                            4.10
"Designation Amount"................................                            4.10
"Equity Offering"...................................                            3.7
"Event of Default"..................................                            6.1
"legal defeasance"..................................                           8.1(b)
"Paying Agent"......................................                            2.3
"Permitted Indebtedness"............................                           4.9(b)
"Reference Date"....................................                          4.11(a)
"Registrar".........................................                            2.3
"Reversion Date"....................................                            4.19
"Revocation"........................................                            4.10
"Successor Company".................................                            5.1

                                                                             Defined in
                           Term                                               Section
"Suspended Covenants"...............................                          4.20(a)
"Suspension Period".................................                          4.20(a)

                  Section 1.3. Incorporation by Reference of Trust Indenture
Act.

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                  The following TIA terms used in this Indenture have the following meanings:

                  "Commission" means the SEC;

                  "indenture securities" means the Notes;

                  "indenture security holder" means a Holder;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee; and

                  "obligor" on the Notes means the Company, any other obligor upon the Notes or any successor obligor upon the Notes.

                  All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meaning so assigned to them.

                  In addition, for purposes of Sections 311(b)(4) and 311(b)(6) of the TIA, the following terms shall have the following meanings:

                  "cash transaction" means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers acceptances and payable upon demand.

                  "self-liquidating paper" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacture, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

                  Section 1.4. Rules of Construction.

                  Unless the context otherwise requires:

                  (1)      a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3)      "or" is not exclusive;

                  (4)      "including" means including without limitation;

                  (5) words in the singular include the plural, and in the plural include the singular;

                  (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness; and

                  (7) provisions apply to successive events and transactions.

                                    ARTICLE 2

                                    THE NOTES

                  Section 2.1. Form and Dating.

                  The Notes and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Notes and the Trustee's certificate of authentication thereof shall be substantially in the form of Exhibit B hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication.

                  Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more 144A Global Notes and Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Regulation S Global Notes, each substantially in the form set forth in Exhibit A hereto, deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit C hereto.

                  The initial offer and resale of the Notes shall not be to an Institutional Accredited Investor. The Notes resold to Institutional Accredited Investors in connection with the first transfer made pursuant to Section 2.16(a) shall be issued initially in the form of a single permanent Global Note in registered form, substantially in the form set forth in Exhibit A, deposited with the Trustee, as custodian for the Depository, duly executed by the Company (and having an executed Subsidiary Guarantee from each of the Guarantors endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Exhibit C hereto.

                  The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

                  Section 2.2. Execution and Authentication.

                  Two Officers shall sign (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) the Notes for the Company by manual or facsimile signature.

                  If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

                  A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The form of Trustee's certificate of authentication to be borne by the Notes shall be substantially as set forth in Exhibits A and B hereto.

                  The Trustee shall authenticate (i) Initial Notes that are 6 1/2% Senior Notes due 2014 for original issue on the Issue Date in an aggregate principal amount not to exceed $300,000,000, or (ii) Unrestricted Notes from time to time only in exchange for a like principal amount of Initial Notes, in each case upon a written order of the Company in the form of an Officers' Certificate. Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes or Unrestricted Notes and whether the Notes are to be issued as Physical Notes or Global Notes and such other information as the Trustee may reasonably request. Additional Notes may be issued in accordance with Section 2.17 and Unrestricted Notes may be issued in exchange for Additional Notes that are Restricted Securities. Any such order or orders shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in the case of an issuance of Additional Notes pursuant to Section 2.17 after the Issue Date, whether such Additional Notes shall be issued as Initial Notes or Unrestricted Notes, shall certify that such issuance will not be prohibited by Section 4.9.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

                  The Notes shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

                  Section 2.3. Registrar and Paying Agent.

                  The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency including the office or agency maintained by the Company pursuant to Section 4.2 where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Holder. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-registrar.

                  The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Notes.

                  Section 2.4. Paying Agent To Hold Money in Trust.

                  The Company (or any other obligor upon the Notes) shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Notes, and will notify the Trustee of any Default by the Company (or any other obligor upon the Notes) in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company (or any other obligor upon the Notes) at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee of all money that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for the money. If the Company, a Subsidiary or any other obligor upon the Notes acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

                  Section 2.5. Holder Lists.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company (or any other obligor upon the Notes) shall furnish to the Trustee at least seven Business Days before each interest payment date (and in all events at intervals of not more than six months) and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, and the Company shall otherwise comply with TIA Section 312(a).

                  Section 2.6. Transfer and Exchange.

                  The Notes will be issued in fully registered form and will be transferable only upon the surrender of the Notes being transferred for registration of transfer. Where Notes are presented to the Registrar or a co-registrar with a request to register, transfer or exchange them for an equal principal amount of Notes of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met; provided that any Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfer and exchanges in compliance with this Indenture, the Company shall issue and the Trustee shall authenticate Notes at the Registrar's request.

                  The Company shall not be required (i) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (ii) to register the transfer of or exchange of a Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (iii) to register the transfer or exchange of a Note between the record date and the next succeeding interest payment date.

                  No service charge shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to
Section 2.10, 3.6 or 9.5 hereof).

                  Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee and any Agent of the Company shall treat the Person in whose name the Note is registered on the register maintained by the Trustee as the owner thereof for all purposes whether or not the Note shall be overdue, and none of the Company, the Trustee nor any such Agent shall be affected by notice to the contrary. Any consent, waiver or actions of a Holder shall be binding upon any subsequent Holders of such Note or a Note received upon transfer.

                  Any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest in a Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Depository (or its agent), and that ownership of a beneficial interest in a Global Note shall be required to be reflected in a book entry.

                  Section 2.7. Replacement Notes.

                  If any mutilated Note is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers, shall authenticate a replacement Note if the Trustee's requirements for replacement of Notes are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

                  Every replacement Note is an additional obligation of the Company and entitled to the benefit of this Indenture.

                  Section 2.8. Outstanding Notes.

                  The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding.

                  If a Note is replaced pursuant to Section 2.7 hereof (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.7.

                  If the Paying Agent segregates and holds on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

                  A Note does not cease to be outstanding because the Company or an Affiliate holds the Note, except as otherwise provided in Section 2.9 hereof.

                  Section 2.9. Treasury Notes.

                  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or a Subsidiary thereof shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

                  Section 2.10. Temporary Notes.

                  Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated.

                  Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company and the Trustee consider appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company in the form of an Officers' Certificate pursuant to
Section 2.2 definitive Notes in exchange for temporary Notes.

                  Section 2.11. Cancellation.

                  The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee shall cancel and dispose of all Notes surrendered for transfer, exchange, payment, replacement or cancellation. Subject to Section 2.7, the Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in its customary manner.

                  Section 2.12. Defaulted Interest.

                  If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes. The Company shall, with the consent of the Trustee, fix each such special record date and payment date. At least 15 days before the special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                  Section 2.13. Persons Deemed Owners.

                  Prior to due presentment of a Note for registration of transfer and subject to Section 2.12, the Company, the Trustee, any Paying Agent, any co-registrar and any Registrar may deem and treat the person in whose name any Note shall be registered upon the register of Notes kept by the Registrar as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of the ownership or other writing thereon made by anyone other than the Company, any co-registrar and any Registrar) for the purpose of receiving payments of principal of or interest on such Note and for all other purposes; and none of the Company, the Trustee, any Paying Agent, any co-registrar or any Registrar shall be affected by any notice to the contrary.

                  Section 2.14. CUSIP Numbers.

                  The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

                  Section 2.15. Book-Entry Provisions for Global Notes.

                  (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit C.

                  Members of, or participants in, the Depository ("Participants") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

                  (b) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.16; provided, however, that Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Notes and a successor Depository is not appointed by the Company within 90 days of such notice, (ii) the Depository ceases to be registered as a clearing agency under the Exchange Act and a successor depository is not appointed within 90 days, (iii) the Company, at its option, notifies the Trustee that it elects to cause the issuance of Physical Notes, or (iv) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Physical Notes.

                  (c) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b) of this Section 2.15, the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

                  (d) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (c) of this Section 2.15 shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

                  (e) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Notes.

                  Section 2.16. Special Transfer and Exchange Provisions.

                  (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security to any Institutional Accredited Investor which is not a QIB:

                  (i) the Registrar shall register the transfer of any Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date or (y) the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto and any legal opinions and certifications as may be reasonably requested by the Trustee and the Company;

                  (ii) if the proposed transferee is a Participant and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the IAI Global Note, upon receipt by the Registrar of the Physical Note and (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the certificate, if required, referred to in clause (y) of paragraph (i) above (and any legal opinion or other certifications), the Registrar shall register the transfer and reflect on its books and records the date and an increase in the principal amount of the IAI Global Note in an amount equal to the principal amount of Physical Notes to be transferred, and the Registrar shall cancel the Physical Notes so transferred; and

                  (iii) if the proposed transferor is a Participant seeking to transfer an interest in a Global Note, upon receipt by the Registrar of (x) written instructions given in accordance with the Depository's and the Registrar's procedures and (y) the certificate, if required, referred to in clause (y) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the Global Note from which such interests are to be transferred in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the IAI Global Note in an amount equal to the principal amount of the Notes to be transferred.

                  (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security to a QIB:

                  (i) the Registrar shall register the transfer of any Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date; provided, however, that neither the Company nor any Affiliate of the Company has held any beneficial interest in such Note, or portion thereof, at any time on or prior to the second anniversary of the Issue Date or (y) such transfer is being made by a proposed transferor who has checked the box provided for on the applicable Global Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the applicable Global Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

                  (ii) if the proposed transferee is a Participant and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the 144A Global Note, upon receipt by the Registrar of the Physical Note and written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its book and records the date and an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of Physical Notes to be transferred, and the Registrar shall cancel the Physical Notes so transferred; and

                  (iii) if the proposed transferor is a Participant seeking to transfer an interest in the IAI Global Note or the Regulation S Global Note, upon receipt by the Registrar of written instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall register the transfer and reflect on its books and records the date and (A) a decrease in the principal amount of the IAI Global Note or the Regulation S Global Note, as the case may be, in an amount equal to the principal amount of the Notes to be transferred and (B) an increase in the principal amount of the 144A Global Note in an amount equal to the principal amount of the Notes to be transferred.

                  (c) Transfers to Non-U.S. Persons. The following provisions shall apply with respect to any transfer of a Restricted Security to a Non-U.S. Person under Regulation S:

                  (i) the Registrar shall register any proposed transfer of a Restricted Security to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit E from the proposed transferor and such certifications, legal opinions and other information as the Trustee or the Company may reasonably request; and

                  (ii) if the proposed transferor is a Participant holding a beneficial interest in the 144A Global Note or the IAI Global Note or the Note to be transferred consists of Physical Notes, upon receipt by the Registrar of
(x) the documents required by paragraph (i) and (y) instructions in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the 144A Global Note or the IAI Global Note, as the case may be, in an amount equal to the principal amount of the beneficial interest in the 144A Global Note or the IAI Global Note, as the case may be, to be transferred or cancel the Physical Notes to be transferred, and (b) if the proposed transferee is a Participant, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the 144A Global Note, the IAI Global Note or the Physical Notes, as the case may be, to be transferred.

                  (d) Exchange Offer. Upon the occurrence of the exchange offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an authen-tication order in accordance with Section 2.2, the Trustee shall authenticate one or more Global Notes not bearing the Private Placement Legend in an aggregate principal amount equal to the principal amount of the beneficial interests in the Initial Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers,
(y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the exchange offer.

                  (e) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                  (f) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver only Notes that bear the Private Placement Legend unless, and the Trustee is hereby authorized to deliver Notes without the Private Placement Legend if, (i) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act; (ii) such Note has been sold pursuant to an effective registration statement under the Securities Act (including pursuant to a Registration Statement (as defined in the Registration Rights Agreement)); or
(iii) the date of such transfer, exchange or replacement is two years after the later of (x) the Issue Date and (y) the last date that the Company or any affiliate (as defined in Rule 144) of the Company was the owner of such Notes (or any predecessor thereto).

                  (g) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

                  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interest in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section
2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                  Section 2.17. Issuance of Additional Notes.

                  The Company shall be entitled to issue Additional Notes under this Indenture which shall have identical terms as the Notes issued on the Issue Date, other than with respect to the date of issuance, issue price and amount of interest payable on the first payment date applicable thereto (and, if such Additional Notes shall be issued in the form of Unrestricted Notes or Exchange Notes, other than with respect to transfer restrictions); provided that such issuance is not prohibited by Section 4.9. The Initial Notes issued on the Issue Date, any Additional Notes and all Exchange Notes issued in exchange therefor shall be treated as a single class for all purposes under this Indenture.

                  With respect to any Additional Notes, the Company shall set forth in a resolution of the Board of Directors and in an Officers' Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

                  (1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

                  (2) the issue price, the issue date and the CUSIP number of such Additional Notes and the amount of interest payable on the first payment date applicable thereto; and

                  (3) whether such Additional Notes shall be Restricted Securities and issued in the form of Initial Notes or shall be registered securities issued in the form of Unrestricted Notes.

                                    ARTICLE 3

                                   REDEMPTION

                  Section 3.1. Notices to Trustee.

                  If the Company elects to redeem Notes pursuant to the redemption provisions of Section 3.7 hereof, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Notes to be redeemed.

                  The Company shall give each notice to the Trustee provided for in this Section 3.1 at least 60 days before the Redemption Date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein. If fewer than all the Notes are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee.

                  Any such notice may be cancelled prior to notice being mailed to any Holder pursuant to Section 3.3 hereof and shall thereafter be void and of no effect.

                  Section 3.2. Selection of Notes To Be Redeemed.

                  If fewer than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata or on as nearly a pro rata basis as possible (subject to Depository's procedures), if any, and that the Trustee in its sole discretion considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $1,000. Notes and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

                  Section 3.3. Notice of Redemption.

                  At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail to each Holder of Notes to be redeemed at its registered address.

                  The notice shall identify (including the CUSIP number, if any) the Notes to be redeemed and shall state:

                  (1)      the Redemption Date;

                  (2)      the Redemption Price and accrued interest;

                  (3)      the name and address of the Paying Agent;

                  (4) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

                  (5) if fewer than all the outstanding Notes are to be redeemed, the identification and principal amounts of the particular Notes to be redeemed;

                  (6) that, unless the Company defaults in making such redemption payment interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the Redemption Date; and

                  (7) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this
Section 3.3.

                  Section 3.4. Effect of Notice of Redemption.

                  Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price stated in the notice, plus accrued interest to the Redemption Date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                  Section 3.5. Deposit of Redemption Price.

                  Prior to the Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company or any of its Subsidiaries is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of and accrued interest on all Notes to be redeemed on that date, other than Notes or portions of Notes called for redemption which have been delivered by the Company to the Trustee for cancellation.

                  Section 3.6. Notes Redeemed in Part.

                  Upon surrender and cancellation of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                  Section 3.7. Optional Redemption.

                  (a) Except as otherwise provided in this Section 3.7, the Company may not redeem any of the Notes prior to March 15, 2009. At any time on or after March 15, 2009, the Company may, at its option, redeem outstanding Notes, in whole or in part, at a Redemption Price equal to a percentage of the principal amount thereof, as set forth in the immediately succeeding paragraph, plus all accrued and unpaid interest thereon to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

                  The Redemption Price as a percentage of principal amount shall be as follows, if the Notes are redeemed during the 12-month period commencing on or after March 15 of the years set forth below:

Year                                                          Percentage
----                                                          ----------
2009......................................................      103.250
2010......................................................      102.167
2011......................................................      101.083
2012 and thereafter.......................................      100.000

                  (b) At any time, or from time to time, on or prior to March 15, 2007 the Company may, at its option, use the net cash proceeds of one or more Equity Offerings (as defined below) to redeem up to 35% of the principal amount of the Notes issued under this Indenture at a redemption price of 106.500% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that:

                  (1) at least 65% of the principal amount of Notes issued under this Indenture remains outstanding immediately after any such redemption; and

                  (2) the Company makes such redemption not more than 90 days after the consummation of any such Equity Offering.

                  "Equity Offering" means a public or private offering of Qualified Capital Stock of the Company to any Person.

                  No Notes of a principal amount of $1,000 or less shall be redeemed in part. If a partial redemption is made pursuant to the foregoing provision, the Trustee will select the Notes only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the Depository's procedures).

                  Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

                  Section 3.8. Limitations.

                  The provisions of this Article 3 and of the Notes shall not apply to any private or open market purchase of Notes by the Company, whether or not any Notes so purchased are retired or extinguished.

                                    ARTICLE 4

                                    COVENANTS

                  Subject to the provisions of Article 8, so long as Notes are outstanding hereunder, the Company covenants for the benefit of the Holders that:

                  Section 4.1. Payment of Principal and Interest.

                  The Company shall promptly pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and the Registration Rights Agreement. Principal, premium, if any, and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal, premium, if any, and interest then due.

                  The Company shall pay interest on overdue principal and premium, if any, at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful as provided in Section 2.12.

                  Section 4.2. Maintenance of Office or Agency for Notices and Demands.

                  The Company will maintain in The City of New York an office or agency where the Notes may be presented for payment, an office or agency where the Notes may be presented for registration of transfer and for exchange as provided in this Indenture and an office or agency where notices and demands to or upon the Company in respect of such Notes or of this Indenture may be served. Until otherwise designated by the Company in a written notice to the Trustee, such office or agency in The City of New York shall be the principal corporate trust office of the Trustee at 101 Barclay Street, New York, New York 10286. If at any time the Company shall fail to maintain any such required office, such presentations and demands may also be made and notices may also be served at the principal corporate trust office of the Trustee which shall be, until further notice to the Company by the Trustee, at 101 Barclay Street, New York, New York 10286.

                  Section 4.3. Insurance Matters.

                  The Company shall provide or cause to be provided, for itself and each of its Restricted Subsidiaries, insurance against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company, are adequate and appropriate for the conduct of the business of the Company and its Restricted Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the reasonable, good faith opinion of the Company, for corporations similarly situated in the industry, unless the failure to provide such insurance (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries, taken as a whole.

                  Section 4.4. SEC Reports.

                  Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and provide the Trustee and Holders of the Notes:

                  (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in "Management's Discussion and Analysis of Financial Condition and Results of Operations," the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company, if any) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants; and

                  (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the SEC's rules and regulations.

                  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                  In addition, following the consummation of the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any Notes remain outstanding, it will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144(d)(4) under the Securities Act.

                  Section 4.5. Compliance Certificate.

                  The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default by the Company and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA Section 314(a)(4).

                  Section 4.6. Corporate Existence.

                  Subject to Article 5, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, material rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such material right or franchise if the preservation thereof is no longer desirable in the conduct of the business of the Company or the loss thereof is not materially adverse to the Holders of the Notes.

                  Section 4.7. Payment of Taxes and Other Claims.

                  The Company will pay or discharge or cause to be paid or discharged, before any penalty accrues thereon, (1) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

                  Section 4.8. Appointments To Fill Vacancies in Trustee's
Office.

                  The Company, whenever necessary to avoid or fill a vacancy in the office of the Trustee, will appoint, in the manner provided in Section 7.8, a Trustee, so that there shall at all times be a Trustee hereunder.

                  Section 4.9. Limitation on Indebtedness.

                  (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness (other than Permitted Indebtedness) except that the Company and any Restricted Subsidiary that is a Guarantor may Incur Indebtedness if, after giving effect thereto (i) the Consolidated Coverage Ratio at the date of such Incurrence exceeds 2.25 to 1.0 (this clause (i), the "Coverage Ratio Exception"); and (ii) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the Incurrence of such Indebtedness.

                  (b) Notwithstanding the foregoing paragraph (a), the Company and the Restricted Subsidiaries may Incur any or all of the following Indebtedness (collectively, "Permitted Indebtedness"):

                  (1) Indebtedness Incurred pursuant to the Credit Agreement so long as the aggregate principal amount of such Indebtedness outstanding at any time shall not exceed $350.0 million;

                  (2) Subordinated Indebtedness owed to and held by a Wholly Owned Subsidiary; provided, however, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Subordinated Indebtedness (other than to another Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Subordinated Indebtedness by the Company;

                  (3) Indebtedness pursuant to the Notes and the Subsidiary Guarantees issued on the Issue Date and any Exchange Notes and guarantees thereof by the Guarantors;

                  (4) Indebtedness of such Person outstanding on the Issue Date (other than Indebtedness described in Section 4.9(b)(1);

                  (5) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to Section 4.9(a) or pursuant to Section 4.9(b)(3) or
         (b)(4) or this Section 4.9(b)(5);

                  (6) Indebtedness in an aggregate principal amount which, together with all other Indebtedness of the Company and its Restricted Subsidiaries Incurred pursuant to this Section 4.9(b)(6) then outstanding does not exceed $30.0 million;

                  (7) Indebtedness arising out of Capital Lease Obligations, Purchase Money Indebtedness and Sale/Leaseback Transactions permitted pursuant to Section 4.17 in an aggregate principal amount outstanding at any one time not exceeding $30.0 million;

                  (8) Indebtedness or Capital Stock issued to and held by the Company or (x) a Wholly Owned Subsidiary or (y) a Restricted Subsidiary that is not a Wholly Owned Subsidiary; provided that any Indebtedness held by a Restricted Subsidiary that is not a Wholly Owned Subsidiary that is Incurred pursuant to this clause (b)(8)(y) shall be Incurred solely for cash management purposes in the ordinary course of business; provided further, however, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Indebtedness or Capital Stock (other than to the Company or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the issuance of such Indebtedness or Capital Stock by the issuer thereof;

                  (9) Indebtedness or Capital Stock of a Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness or Capital Stock Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company) and Refinancing Indebtedness Incurred in respect thereof; provided, however, that after giving effect to the Incurrence of such Refinancing Indebtedness, the Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.9(a); provided further, however, that such Refinancing Indebtedness shall only be permitted under this
         Section 4.9(b)(9) to the extent Incurred by the Subsidiary that originally Incurred such Indebtedness or by the Company or any Guarantor;

                  (10) Indebtedness Incurred by any Restricted Subsidiary that is a Foreign Subsidiary; provided, however, that any such Indebtedness Incurred by such Restricted Subsidiary shall not exceed $15.0 million in the aggregate, taken together with all other Indebtedness of Foreign Subsidiaries Incurred pursuant to this Section 4.9(b)(10) then outstanding;

                  (11) Indebtedness Incurred by any Restricted Subsidiary that is a Foreign Subsidiary for the purpose of acquiring a Restricted Subsidiary that is a Foreign Subsidiary; provided that the principal amount of such Indebtedness may not exceed the purchase price for such Subsidiary; provided further, that after giving effect to the Incurrence of such Indebtedness, the Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.9(a), and any refinancings thereof by such Restricted Subsidiary provided that the principal amount thereof is not increased;

                  (12) Leasing Indebtedness (including Leasing Indebtedness as in effect on the Issue Date); provided that the aggregate amount of Leasing Indebtedness (exclusive of Attributable Debt associated with non-recourse Sale/Leaseback Transactions of Leasing Subsidiaries) Incurred pursuant to this Section 4.9(b)(12) may not exceed the lesser of

         80% of the cost to TILC or 80% of the Fair Market Value of the assets of the Leasing Subsidiaries determined on a consolidated basis in accordance with GAAP;

                  (13) Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees of Indebtedness Incurred by officers and employees of the Company or any Restricted Subsidiary; provided that the aggregate amount of such guaranteed Indebtedness, together with the aggregate amount of loans by the Company or any Restricted Subsidiary to officers and employees, shall not at any one time exceed $2.5 million in the aggregate;

                  (14) Indebtedness of the Company or any Restricted Subsidiary arising from the honoring of a check, draft or similar instrument drawn against insufficient funds; provided that such Indebtedness is extinguished within five business days of its Incurrence;

                  (15) Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnitees or obligations in respect of purchase price adjustments in connection with the disposition of assets in accordance with the terms of this Indenture; provided, that the maximum assumable liability in respect of all such obligations shall at no time exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition of assets;

                  (16) Indebtedness under commodity agreements such as futures contracts, forward contracts, options or other agreements for the purposes of protecting against fluctuations in the price of, or shortage of supply of, commodities used in the businesses of the Company and its Restricted Subsidiaries; provided that such Indebtedness is Incurred solely for non-speculative purposes; and

                  (17) Indebtedness of the Company or any Restricted Subsidiary Incurred for the purposes of defeasing the Notes.

                  (c) The Company shall not, and shall not permit any Guarantor to, directly or indirectly, Incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is expressly subordinated in right of payment to any other Indebtedness of the Company or such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes or the applicable Subsidiary Guarantee, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Company or such Guarantor, as the case may be.

                  (d)      For purposes of determining compliance with this
Section 4.9, in the event that an item of Indebtedness meets the criteria of more than one of the categories in clauses (1) - (17) of Section 4.9(b) or is entitled to be Incurred pursuant to the Coverage Ratio Exception, the Company shall, in its sole discretion, classify or reclassify such item of Indebtedness in one or more of the types of Indebtedness described, except that Indebtedness Incurred under the Credit Agreement or Leasing Indebtedness on the Issue Date shall be deemed to have been Incurred under clause (b)(1) or clause (b)(12) of this Section 4.9, as the case may be.

                  Section 4.10. Limitation on Unrestricted Subsidiaries.

                  (a) The Company may, on or after the Issue Date, designate any Subsidiary of the Company (other than a Subsidiary of the Company which owns Capital Stock of a Restricted Subsidiary or is a Guarantor) as an "Unrestricted Subsidiary" under this Indenture (a "Designation") only if:

                  (1) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

                  (2) the Company would be permitted under this Indenture to make an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the sum of (A) the Fair Market Value of the Capital Stock of such Subsidiary owned by the Company and/or any of the Restricted Subsidiaries on such date and (B) the aggregate amount of Indebtedness of such Subsidiary owed to the Company and the Restricted Subsidiaries on such date; and

                  (3) the Company would be permitted to Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to
         Section 4.9 at the time of Designation (assuming the effectiveness of such Designation).

                  In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment in the Designation Amount pursuant to Section 4.11 for all purposes of this Indenture.

                  (b) The Company shall not, and shall not permit any Restricted Subsidiary to, at any time:

                  (x) provide direct or indirect credit support for or a guarantee of any Indebtedness of any Unrestricted Subsidiary (including any undertaking agreement or instrument evidencing such Indebtedness);

                  (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary; or

                  (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except, in the case of clause
         (x) or (y), to the extent permitted under Section 4.11.

                  (c) The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary ("Revocation"), whereupon such Subsidiary shall then constitute a Restricted Subsidiary, if

                  (1) no Default or Event of Default shall have occurred and be continuing at the time and after giving effect to such Revocation; and

                  (2) all Liens and Indebtedness of such Unrestricted Subsidiaries outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of this Indenture.

                  All Designations and Revocations must be evidenced by an officers' certificate of the Company delivered to the trustee certifying compliance with the foregoing provisions.

                  Section 4.11.      Limitation on Restricted Payments.

                  (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted
Payment:

                  (1) a Default or Event of Default shall have occurred and be continuing (or would result therefrom); or

                  (2) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.9(a); or

                  (3) the aggregate amount of all Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date would exceed the sum of

                           (i) 50% of the aggregate cumulative amount of Consolidated Net Income of the Company earned during the period subsequent to March 31, 2004 and ending prior to the date of such Restricted Payment (such date, the "Reference Date") (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

                           (ii) 100% of the aggregate Net Cash Proceeds and the Fair Market Value of property other than cash received by the Company from the issuance or sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company or warrants, options or other rights to acquire Qualified Capital Stock of the Company (but excluding any debt security that is convertible into, or exchangeable for, Qualified Capital Stock); and

                           (iii)    $15.0 million.

                  (b) The provisions of the foregoing Section 4.11(a) shall not prohibit:

                  (i) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section 4.11; provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

                  (ii) the Company and its Restricted Subsidiaries from making loans or advancements to, or investments in, any Joint Venture in an aggregate amount not exceeding $25.0 million plus the lesser of (i) any amounts received as repayment of any such loan, advancement or investment and (ii) the initial amount thereof;

                  (iii) any purchase or redemption of Capital Stock of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Capital Stock and other than Capital Stock issued or sold to a Subsidiary of the Company); provided, however, that (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments, and (B) any Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under Section 4.11(a)(3)(ii);

                  (iv) loans and advances to employees of the Company or any of its Restricted Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business in an aggregate amount outstanding at any one time not to exceed $2.5 million;

                  (v) so long as no Default or Event of Default shall have occurred and be continuing, payments to holders of shares of the Company's Series B Redeemable Convertible Preferred Stock, no par value, $100,000 per share liquidation preference, for cash dividend payments in respect thereof in accordance with the certificate of designations governing such preferred stock;

                  (vi) so long as no Default or Event of Default shall have occurred and be continuing, payments to holders of shares of Qualified Capital Stock of the Company for cash dividend payments or repurchases in respect thereof in the aggregate not to exceed $20.0 million in any calendar year; and

                  (vii) any purchase or redemption of Subordinated Indebtedness of the Company or any Restricted Subsidiary (A) in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Capital Stock or
                  (B) in exchange for, or out of the proceeds of the substantially concurrent Incurrence of, Refinancing Indebtedness permitted to be Incurred under Section 4.9 and the other terms of this Indenture.

                  For purposes of performing the calculation specified in
Section 4.11(a)(3), amounts paid in respect of Section 4.11(b)(i), (v), (vi) and
(vii)(A) shall be counted as Restricted Payments and amounts paid in respect of
Section 4.11(b)(ii), (iii), (iv) and (vii)(B) shall not be counted as a Restricted Payment. Any sale or transfer of property by an Unrestricted Subsidiary to the Company or a Restricted Subsidiary with the intention of taking back a lease of that property will be considered a loan to that Unrestricted Subsidiary for this purpose.

                  Section 4.12. Limitation on Restrictions on Distributions from Restricted Subsidiaries.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted
Subsidiary:

                  (i) to pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness owed to the Company or any Restricted Subsidiary,

                  (ii) to make any loans or advances to the Company or any Restricted Subsidiary,

                  (iii) to transfer any of its property or assets to the Company or any Restricted Subsidiary, or

                  (iv) to make payments in respect of any Indebtedness owed to the Company or any Restricted Subsidiary,

except:

                  (1) any such encumbrance or restriction pursuant to: (x) an agreement in effect at or entered into on the Issue Date,
                  (y) the Credit Agreement and any guarantees thereunder or (z) agreements governing Leasing Indebtedness only with respect to a Leasing Subsidiary;

                  (2) any such encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

                  (3) any such encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (1)(x) or (2) of this Section 4.12 or contained in any amendment to an agreement referred to in clause (1)(x) or (2) of this Section 4.12; provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the Holders of the Notes than any such encumbrances and restrictions with respect to such Restricted Subsidiary contained in such agreements;

                  (4) any such encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

                  (5) in the case of clause (iii) above, encumbrances and restrictions contained in security agreements or mortgages securing Indebtedness of the Company or a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages;

                  (6) any such encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

                  (7) any such encumbrance or restriction with respect to any Restricted Subsidiary that is a Foreign Subsidiary pursuant to an agreement relating to Indebtedness permitted to be Incurred pursuant to Section 4.9(10);

                  (8) any encumbrance customarily contained in agreements governing Joint Ventures permitted under this Indenture and which were agreed to in good faith; and

                  (9)      restrictions imposed by applicable law.

                  Section 4.13.     Limitation on Sales of Assets.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless:

                  (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the Fair Market Value thereof;

                  (ii) at least 75% of the consideration received by the Company or such Restricted Subsidiary, as the case may be, consists of cash or Cash Equivalents; provided, however, that the amount of any Senior Indebtedness of the Company or such Restricted Subsidiary that is assumed by the transferee in any such transaction shall be deemed to be cash for purposes of this Section 4.13;

                  (iii) upon the consummation of an Asset Disposition, the Company shall apply, or cause such Restricted Subsidiary to apply, an amount equal to 100% of the Net Available Cash from such Asset Disposition within 365 days from the later of such Asset Disposition or the receipt of such Net Available Cash to (A) repay, prepay or purchase secured Senior Indebtedness (including, without limitation, obligations under the Credit Agreement (including cash collateralization of any such obligations)); or (B) acquire Additional Assets and/or invest in working capital for the Company and any of its Restricted Subsidiaries; and

                  (iv) On the 366th day after the later of any Asset Disposition or the receipt of Net Available Cash related to such Asset Disposition, or such earlier date, if any, as the Board of Directors of the Company determines not to apply the Net Available Cash relat-ing to such Asset Disposition as set forth above in clause (iii)(A) or
         (B) and the aggregate amount of such Net Available Cash equals at least $20.0 million (the "Asset Sale Offer Trigger Date"), the aggregate amount of such Net Available Cash (such amount, the "Asset Sale Offer Amount") to make an offer to purchase (the "Asset Sale Offer") on a date (the "Asset Sale Offer Date") that is not less than 30 nor more than 60 days following the applicable Asset Sale Offer Trigger Date, from all Holders and from all holders of other Indebtedness of the Company that is not, by its terms, expressly subordinated in right of payment to the Notes and the terms of which require an offer to purchase such other Indebtedness with the proceeds from the Asset Disposition, on a pro rata basis, that amount of Notes and such other Indebtedness equal to the Asset Sale Offer Amount at a price equal to 100% of the principal amount of such Notes or such other Indebtedness (or the accreted value of such other Indebtedness, if such other Indebtedness is issued at a discount), to be purchased, plus accrued and unpaid interest, if any, thereon to the date of purchase.

                  The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other applicable laws or regulations thereunder in connection with the repurchase of Notes pursuant to this Indenture. To the extent that the provisions of any applicable laws or regulations conflict with the provisions of this Section 4.13, the Company shall comply with the applicable laws and regulations and shall not be deemed to have breached its obligations under the indenture by virtue of any conflict.

                  Section 4.14.     Limitation on Affiliate Transactions.

                  (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction or series of transactions (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless the terms thereof are no less favorable to the Company or such Restricted Subsidiary than those which could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate.

                  In addition, the Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Affiliate Transaction unless:

                  (i) with respect to such Affiliate Transaction involving the aggregate value, remuneration or other consideration of less than or equal to $10.0 million, the management of the Company shall have approved the transaction in good faith;

                  (ii) with respect to such Affiliate Transaction involving the aggregate value, remuneration or other consideration of more than $10.0 million but less than or equal to $25.0 million, the Company has obtained approval of a majority of the Board of Directors of the Company (including a majority of the disinterested directors); and

                  (iii) with respect to such Affiliate Transaction involving the aggregate value, remuneration or other consideration of more than $25.0 million, the Company has delivered to the Trustee an opinion of a nationally recognized investment banking firm to the effect that such Affiliate Transaction is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

                  (b) The provisions of the foregoing Section 4.14(a) shall not prohibit:

                  (i) any Restricted Payment permitted to be paid pursuant to Section 4.11;

                  (ii) employment, consulting, loan, and compensation arrangements and agreements of the Company or any Restricted Subsidiary with any officer or employee of the Company or any Restricted Subsidiary, consistent with past practice or approved by the Board of Directors;

                  (iii) indemnification arrangements with officers and directors of the Company or any of its Restricted Subsidiaries;

                  (iv) the grant of stock options or similar rights to employees and directors of the Company or any Restricted Subsidiary pursuant to plans approved by the Board of Directors; and

                  (v) any Affiliate Transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries.

                  Section 4.15.     Change of Control.

                  (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company repurchase such Holder's Notes (a "Change of Control Offer") at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date), in accordance with Section 4.15(b); provided, however, that notwithstanding the occurrence of a Change of Control, the Company will not be obligated to purchase the Notes pursuant to a Change of Control Offer if, prior to the time at which the Change of Control Offer is required to be made under this Section 4.15, the Company mails an irrevocable notice of redemption of all of the Notes pursuant to Article 3.

                  (b) Within 30 days following any Change of Control (except under the circumstances contemplated by the proviso contained in Section 4.15(a)), the Company shall mail a notice to each Holder with a copy to the Trustee stating:

                  (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date);

                  (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

                  (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

                  (4) the instructions determined by the Company, consistent with this Section 4.15, that a Holder must follow in order to have its Notes purchased.

                  (c) Holders electing to have a Note purchased will be required to surrender the Note with an appropriate form duly completed, to the Company at the address specified in the notice at least 10 Business Days prior to the purchase ate. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than three Business Days prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased.

                  (d) On the purchase date, all Notes purchased by the Company under this Section 4.15 shall be delivered by the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled hereto.

                  (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other applicable laws or regulations in connection with the purchase of Notes pursuant to this Section 4.15. To the extent that the provisions of any applicable laws or regulations conflict with the provisions of this Section 4.15, the Company shall comply with the applicable laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue thereof.

                  Section 4.16.     Limitation on Liens.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, other than Permitted Liens, without effectively providing that the Notes shall be secured equally and ratably with (or prior to, in the case of any Subordinated Indebtedness so secured) the obligations so secured for so long as such obligations are so secured.

                  Section 4.17.     Limitation on Sale/Leaseback Transactions.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless (i) the Company or such Restricted Subsidiary would be entitled to create a Lien on such property without equally and ratably securing the Notes pursuant to Section 4.16 or (ii) the net proceeds of such sale are applied in accordance with Section 4.13(iii) as if references therein to Net Available Cash are to such net proceeds and as if references therein to Asset Disposition were to such Sale/Leaseback Transaction.

                  Section 4.18.     Subsidiary Guarantees.

                  The Notes shall be guaranteed by each existing or future Restricted Subsidiary of the Company that is a guarantor of or otherwise an obligor with respect to any other Indebtedness of the Company. If the Company or any of its Restricted Subsidiaries shall organize, acquire or otherwise invest in another domestic Restricted Subsidiary, then such transferee or acquired or other Restricted Subsidiary shall (1) by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, unconditionally guarantee on a senior basis pursuant to Article 10 all of the Company's obligations under the Notes, Additional Notes, if any, and this Indenture; and
(2) deliver to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such supplemental indenture complies with this Indenture. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture.

                  Section 4.19.     Further Instruments and Acts.

                  Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                  Section 4.20.     Suspension of Covenants.

                  (a) During any period in which the Notes are rated Investment Grade by both Rating Agencies and no Default or Event of Default has occurred and is continuing under this Indenture (the "Suspension Period"), Sections 4.9, 4.10, 4.11, 4.12, 4.13 and 4.14 will not apply (collectively, the "Suspended Covenants"). Upon the suspension of the Suspended Covenants, the amount of Net Cash Proceeds for purposes of Section 4.13 shall be set at zero.

                  (b) In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of Section 4.19(a) and either Rating Agency subsequently withdraws its rating or downgrades its rating of the Notes below Investment Grade, or a Default or Event of Default occurs and is continuing, then the Company and its Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants (such date, the "Reversion Date"). On the Reversion Date, all Indebtedness incurred during the Suspension Period prior to such Reversion Date shall be deemed to have been outstanding on the Issue Date and classified as permitted under Section 4.9(b)(4). For purposes of calculating the amount available to be made as Restricted Payments under Section 4.11(a)(3), calculations under such Section 4.11(a)(3) will be made with reference to the Issue Date as set forth in that Section. Accordingly, (x) Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under Section 4.11(a) and (y) the items specified in Sections 4.11(a)(3)(i) and (a)(3)(ii) will increase the amount available to be made as Restricted Payments under Section 4.11(a)(3).

                  The results of actions taken by the Company and the Restricted Subsidiaries during the period in which the Notes are rated Investment Grade, and did not otherwise violate this

Indenture at the time such actions were taken, shall be permitted to remain in place after any date on which the Notes are no longer rated Investment Grade without causing a Default or Event of Default.

                                   ARTICLE 5

                                SUCCESSOR COMPANY

                  Section 5.1.      Merger and Consolidation.

                  Neither the Company nor any Guarantor shall consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

                  (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and the Successor Company (if not the Company or such Guarantor) shall expressly assume, by an indenture supplemental to this Indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture or the Guarantor under the Subsidiary Guarantee and this Indenture, as applicable;

                  (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Event of Default shall have occurred and be continuing; and

                  (iii) immediately after giving effect to such transaction, the Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to the Coverage Ratio Exception.

                  The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture.

                  Section 5.2.      Successor Corporation Substituted.

                  The Successor Company shall be the successor to the Company or Guarantor, as the case may be, and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor Company in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Notes.

                                   ARTICLE 6

                              DEFAULTS AND REMEDIES

                  Section 6.1.      Events of Default.

                  An "Event of Default" is defined herein as:

                  (i) a default in the payment of interest on the Notes when due, continued for 30 days;

                  (ii) a default in the payment of principal of any Note when due at its Stated Maturity, upon redemption, upon required repurchase, upon declaration or otherwise;

                  (iii) the failure by the Company to comply for 30 days after notice with its obligations under Section 4.4, 4.9, 4.10. 4.11, 4.12, 4.13, 4.14, 4.16 or 4.17 and its other agreements contained in this Indenture (except in the case of a default with respect to Sections 4.15 and 5.1, which will constitute Events of Default with notice but without passage of time);

                  (iv) the failure to pay at the final stated maturity (after giving effect to any applicable grace periods) Indebtedness (other than Non-Recourse Leasing Indebtedness) of the Company or any Restricted Subsidiary, or the acceleration of such Indebtedness (other than Non-Recourse Leasing Indebtedness) of the Company or any Restricted Subsidiary by the holders thereof because of a default, if the aggregate principal amount of such Indebtedness exceeds $10.0 million (or its foreign currency equivalent);

                  (v) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (A)      commences a voluntary case;

                           (B) consents to the entry of an order for relief against it in an involuntary case;

                           (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

                           (D) makes a general assignment for the benefit of its creditors;

                           (E) or takes any comparable action under any foreign laws relating to insolvency;

                  (vi) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company or any Restricted Subsidiary in an involuntary case;

                           (B) appoints a Custodian of the Company or any Restricted Subsidiary or for any substantial part of its property; or

                           (C) orders the winding up or liquidation of the Company or any Restricted Subsidiary;

         or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days; or

                  (vii) any judgment or decree for the payment of money in excess of $10.0 million (or its foreign currency equivalent) (to the extent not covered by insurance) is rendered against the Company or any Restricted Subsidiary and is not discharged, paid or stayed for a period of 60 consecutive days after such judgment or judgments become final and non-appealable; or

                  (viii) the Subsidiary Guarantee of any Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the Subsidiary Guarantee under this Indenture and this Indenture) or is declared null and void in a judicial proceeding or any Guarantor denies or disaffirms its obligations under this Indenture or its Subsidiary Guarantee under this Indenture.

                  The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is affected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  A Default under clause (iii) of this Section 6.1 is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Notes notify the Company of the Default, which notice shall specify that it is a "Notice of Default".

                  Section 6.2.      Acceleration.

                  If any Event of Default (other than an Event of Default specified in Section 6.1(v) or (vi) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company or the Holders of at least 25% in principal amount of the Notes by written notice to the Company (and the Trustee, if such notice is given by such Holders), may declare the principal of and accrued and unpaid interest, if any, on all the Notes to be due and payable immediately, which notice shall specify the Events of Default and that it is a "Notice of Acceleration". Upon such a declaration, such principal and interest shall be due and payable immediately.

                  If an Event of Default specified in Section 6.1(v) or (vi) with respect to the Company occurs and is continuing, the principal of and accrued and unpaid interest, if any, on all the

Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

                  The Holders of a majority in principal amount of the Notes by notice to the Company and the Trustee may, on behalf of all of the Holders of all of the Notes, rescind and cancel an acceleration and its consequences:

                  (1) if the rescission would not conflict with any judgment or decrees

                  (2) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration;

                  (3) to the extent that the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

                  (4) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursement and advances; and

                  (5) in the event of the cure or waiver of an Event of Default of the type described in clause (v) of the description above of Events of Default, the Trustee shall have received an Officers' Certificate and an opinion of counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  Section 6.3.      Other Remedies.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies shall be cumulative.

                  Section 6.4.      Waiver of Past Defaults.

                  The Holders of a majority in principal amount of the Notes by notice to the Trustee may waive an existing Default and its consequences except
(i) a Default in the payment of the principal of or interest on a Note or (ii) a Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

                  Section 6.5.      Control by Majority.

                  The Holders of a majority in principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.1, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

                  Section 6.6.      Limitation on Suits.

                  A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

                  (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                  (2) the Holders of at least 25% in principal amount of the Notes make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer to the Trustee reasonable security or indemnity satisfactory to it against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                  (5) the Holders of a majority in principal amount of the Notes do not give the trustee a direction inconsistent with the request during such 60-day period.

                  A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

                  Section 6.7.      Rights of Holders To Receive Payment.

                  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on those Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  Section 6.8.      Collection Suit by Trustee.

                  If an Event of Default in payment of interest or principal specified in Section 6.1(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid (together with interest on such unpaid interest to the extent lawful) and the amounts provided for in Section 7.7.

                  Section 6.9.      Trustee May File Proofs of Claim.

                  The trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.

                  Section 6.10.     Priorities.

                  If the Trustee collects any money or property pursuant to this
Article 6, it shall pay out the money or property in the following order:

                  FIRST:  to the Trustee for amounts due under Section 7.7;

                  SECOND: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

                  THIRD:  to the Company.

                  The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and amount to be paid.

                  Section 6.11.     Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in principal amount of the Notes.

                  Section 6.12.     Waiver of Stay or Extension Laws.

                  Each of the Company and each Guarantor (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Company and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE 7

                                     TRUSTEE

                  Section 7.1.      Duties of Trustee.

                  (1) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

                  (2)      Except during the continuance of an Event of Default:

                  (a) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

                  (b) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

                  (3) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (a)      This paragraph does not limit the effect of paragraph
         (2) of this Section 7.1.

                  (b) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (c) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

                  (4) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (1), (2), (3) and (5) of this Section 7.1.

                  (5) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense.

                  (6) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  Section 7.2.      Rights of Trustee.

                  (1) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (3) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

                  (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

                  (5) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                  (6) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

                  (7) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

                  Section 7.3.      Individual Rights of Trustee.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Paying Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

                  Section 7.4.      Trustee's Disclaimer.

                  The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Notes other than its certificate of authentication.

                  Section 7.5.      Notice of Defaults.

                  If a Default occurs and is continuing, the Trustee shall mail to Holders a notice of the Default, if known to the Trustee, within 90 days after it occurs. In the absence of notice to the contrary, the Trustee shall be entitled to assume that such obligations are outstanding. Except in the case of a Default in payment on any Note (including the failure to make a mandatory redemption pursuant hereto), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is not opposed to the interests of Holders.

                  Section 7.6.      Reports by Trustee to Holders.

                  Within 60 days after each May 15, beginning with the May 15 following the date of this Indenture, the Trustee shall mail to Holders a brief report dated as of such reporting date that complies with TIA Section 313(a), if such a report is required pursuant to TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

                  Commencing if and when this Indenture is qualified under the TIA, a copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange on which the Notes are listed. The Company or any other obligor upon the Notes shall promptly notify the Trustee when the Notes are listed on any stock exchange or delisted therefrom.

                  Section 7.7.      Compensation and Indemnity.

                  The Company and the Guarantors, jointly and severally, shall pay to the Trustee from time to time such compensation as shall be agreed in writing from time to time by the Company and the Trustee for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Guarantors, jointly and severally, shall reimburse the Trustee upon request for all reasonable disbursements, advances and expenses incurred by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel. The obligations of the Company and the Guarantors under this Section 7.7 to compensate and indemnify the Trustee and its agents and to reimburse the Trustee for its reasonable expenses shall survive the termination of the Company's obligations hereunder and the satisfaction and discharge of this Indenture.

                  The Company and the Guarantors, jointly and severally, shall indemnify the Trustee, its employees, officers, directors and agents, and any predecessor trustee against any and all losses, liabilities, damages, claims, or expenses, including taxes (other than taxes based on the income of the Trustee), incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity of which a Responsible Officer has received written notice. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

                  The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through its own negligence or willful misconduct.

                  To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee. Compensation, reimbursement and indemnification to the Trustee under this
Section 7.7 is not subordinated to Senior Indebtedness.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(vi) or (vii) with respect to the Company occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

                  Section 7.8.      Replacement of Trustee.

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.8.

                  The Trustee may resign and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

                  (1)      the Trustee fails to comply with Section 7.10;

                  (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (3) a custodian or public officer takes charge of the Trustee or its property; or

                  (4)      the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company and any other obligor upon the Notes shall promptly appoint a successor Trustee.

                  If a successor Trustee does not take office within 10 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee after written request by any Holder who has been a Holder for at least six months fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall, upon payment of its charges hereunder, promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.7. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 thereof shall continue for the benefit of the retiring Trustee.

                  Section 7.9.      Successor Trustee by Merger, etc.

                  If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

                  Section 7.10.     Eligibility; Disqualification.

                  There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, shall be subject to supervision or examination by Federal or state authority and shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. No obligor upon the Notes or any Affiliate of such obligor shall serve as trustee upon the Notes.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee is subject to TIA Section 310(b) regarding disqualification of a trustee upon acquiring any conflicting interest.

                  Section 7.11.     Preferential Collection of Claims Against
                                    Company.

                  The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

                  Section 8.1. Option To Effect Legal Defeasance or Covenant Defeasance.

                  The Company may, at the option of its Board of Directors evidenced by a board resolution, at any time, elect to have either Section 8.2 or 8.3 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

                  Section 8.2.      Legal Defeasance and Discharge.

                  Upon the Company's exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.5 and the other Sections of this Indenture referred to in clauses (a) through (d) below, and to have satisfied all of its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

                  (i) rights of registration of transfer and exchange and the Company's right of redemption;

                  (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes;

                  (iii) rights of Holders of the Notes to receive payments of principal and interest on the Notes;

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

                  (iv) the rights, obligations and immunities of the Trustee under this Indenture; and

                  (v) rights of the holders of the Notes as beneficiaries of this Indenture with respect to the property so deposited with the Trustee payable to all or any of them.

                  Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.2, notwithstanding the prior exercise of its option under Section 8.3.

                  Section 8.3.      Covenant Defeasance.

                  Upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.3, the Company and the Guarantors, if any, shall, subject to the satisfaction of the conditions set forth in Section 8.4, be released from their respective obligations under the covenants contained in Sections 4.4, 4.7, 4.9 through 4.18, inclusive, and Sections 5.1 and 10.1 with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.3, subject to the satisfaction of the conditions set forth in Section 8.4, Sections 6.1(iii), 6.1(iv), 6.1(vii), and 6.1(viii) shall not constitute Events of Default.

                  Section 8.4.      Conditions to Legal or Covenant Defeasance.

                  The following are the conditions precedent to the application of either Section 8.2 or 8.3 to the outstanding Notes:

                  In order to exercise either Legal Defeasance or Covenant
Defeasance:

                  (1) the Company must irrevocably deposit with the Trustee (or another trustee satisfying the requirements of Section 7.10 who has agreed to comply with the provisions of this Article 8 applicable to
         it), in trust, for the benefit of the Holders cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

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

                  (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

                  (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

                  (b) since the date of this Indenture, there has been a change in the applicable federal income tax law,

         in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings);

                  (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings) or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (6) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

                  (7) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

                  (8) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the date of deposit and that no Holder is an insider of the Company, after the 91st day following the date of deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

                  Notwithstanding the foregoing, the Opinion of Counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable on the Maturity Date within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

                  Section 8.5. Deposited Money and U.S. Government Obligations To Be Held in Trust; Other Miscellaneous Provisions.

                  Subject to Section 8.6, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5 only, the "Trustee") pursuant to Section 8.4 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal or Redemption Price of, and interest on, the Notes, but such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                  Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Obligations held by it as provided in Section 8.4 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

                  Section 8.6.      Repayment to the Company.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal, Redemption Price or purchase price of, or interest on any Note and remaining unclaimed for two years after such amount has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof as a general creditor, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being re-quired to make any such repayment, at the expense of the Company, if required by applicable law cause to be published once, in The New York Times and The Wall Street Journal (national editions), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days after the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

                  Section 8.7.      Reinstatement.

                  If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 8.2 or 8.3, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company under this Indenture, and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3, as the case may be; provided, however, that, if the Company makes any payment with respect to any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                  Section 8.8. Termination of Obligations upon Cancellation of the Notes.

                  This Indenture will be discharged and will cease to be of further effect (except as set forth below and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when:

                  (1)      either:

                           (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation;

                           (b) all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or
                  (2) will become due and payable within one year, or are to be called for redemption within one year, under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions thereof at maturity or redemption, as the case may be;

                  (2) the Company has paid all other sums payable under this Indenture by the Company; and

                  (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

                  Section 8.9.      Survival of Certain Obligations.

                  Notwithstanding the satisfaction and discharge of this Indenture the respective obligations of the Company and the Trustee under Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.8, 2.14, 3.7, 4.1, 4.2, 6.7, 7.7, 7.8, 8.5,
8.6 and 8.7 and shall survive until the Notes are no longer outstanding, and thereafter the obligations of the Company and the Trustee under Sections. 7.7,
8.5 and 8.6 shall survive. Nothing contained in this Article 8 shall abrogate any of the obligations or duties of the Trustee under this Indenture.

                                   ARTICLE 9

                                   AMENDMENTS

                  Section 9.1.      Without Consent of Holders.

                  The Company and the Trustee may amend or enter into an indenture or indentures supplemental hereto without the consent of any Holder:

                  (1)      to cure any ambiguity, defect or inconsistency;

                  (2)      to comply with Section 5.2;

                  (3) to comply with any requirements of the SEC in connection with the qualification of this Indenture under the TIA as then in effect;

                  (4) to provide for uncertificated Notes in addition to certificated Notes;

                  (5) to secure the Notes and to make intercreditor arrangements with respect to any such Note, unless the incurrence of such obligations or the security thereof is prohibited by this Indenture;

                  (6) to evidence or to provide for a replacement Trustee under Section 7.8; or

                  (7) to add to the covenants and agreements of the Company, or any obligor with respect to the Notes, for the benefit of the Holders of the Notes or to surrender any right or power herein conferred on the Company; or

                  (8) to make any change that does not materially adversely affect the rights of any Holder of the Notes.

                  Upon the request of the Company, accompanied by a resolution of the Board of Directors authorizing the execution of any such amendment or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Company in the execution of any amendment or supplemental indenture authorized or

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

permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustees shall not be obligated to enter into such amendment or supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

                  Section 9.2.      With Consent of Holders.

                  The Company and the Trustee may amend or enter into an indenture or indentures supplemental hereto with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes. The Holders of a majority in principal amount of the Notes then outstanding may, or the Trustee with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes may, waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes.

                  Upon the request of the Company, accompanied by a resolution of the Board of Directors authorizing the execution of any such amendment or supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Company in the execution of such amendment or supplemental indenture unless such amendment or supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amendment or supplemental indenture.

                  It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, supplemental indenture or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment, supplemental indenture or waiver under
Section 9.1 or this Section 9.2 becomes effective, the Company shall mail to the Holders of each Note affected thereby a copy of such amendment, supplemental indenture or waiver and a notice briefly describing the amendment, supplemental indenture or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.

                  Notwithstanding the first paragraph of this Section 9.2, without the consent of each Holder affected, an amendment, supplemental indenture or waiver under this Section 9.2 shall not:

                  (1) reduce the principal amount of Notes whose Holders must consent to an amendment;

                  (2) reduce the stated rate of or extend the stated time for payment of interest, including default interest, on any Note;

                  (3) reduce the principal of, any installment of interest on or any premium with respect to any Note, change the Stated Maturity of any Note or change the periods during which any Note may be redeemed in accordance with Section 3.7;

                  (4) make any Note payable in currency other than that stated in the Note;

                  (5) impair the right of any Holder of the Notes to receive payment of principal of and interest on Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

                  (6) after the Company's obligation to purchase notes arises hereunder, amend, change or modify in any material respect in a manner adverse to the Holders of the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an Asset Sale Offer with respect to any Asset Disposition that has been consummated or, after such Change of Control has occurred or such Asset Disposition has been consummated, modify any of the provisions or definitions with respect thereto;

                  (7) reduce the percentage in principal amount of outstanding Notes the consent of the Holders of which is necessary to amend this Indenture, to waive compliance with certain provisions of this Indenture or to waive certain defaults; or

                  (8) release any Guarantor from any of its obligations under the Subsidiary Guarantee or this Indenture, except as permitted hereunder.

                  Section 9.3.      Compliance with Trust Indenture Act.

                  Every amendment to or waiver of this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

                  Section 9.4.      Revocation and Effect of Consents.

                  Until an amendment, supplemental indenture or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of a Note if the Trustee receives written notice of revocation before the date the amendment, supplemental indenture or waiver becomes effective. An amendment, supplemental indenture or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplemental indenture or waiver. If a record date is fixed, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplemental indenture or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                  Section 9.5.      Notation on or Exchange of Notes.

                  The Trustee may place an appropriate notation about an amendment, supplemental indenture or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplemental indenture or waiver.

                  Section 9.6.      Trustee To Sign Amendments, etc.

                  The Trustee shall sign any amendment, waiver or supplemental indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, waiver or supplemental indenture, the Trustee shall be provided with and, subject to Section 7.1, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such amendment, waiver or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

                                   ARTICLE 10

                                   GUARANTEES

                  Section 10.1.     Subsidiary Guarantee.

                  Subject to the provisions of this Article 10, each Guarantor in respect of the Notes hereby jointly and severally unconditionally guarantees, on a senior unsecured basis, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors, irrespective of
(i) the validity and enforceability of this Indenture, the Notes or the obligations of the Company or any other Guarantors to the Holders of the Notes or the Trustee hereunder or thereunder or (ii) the absence of any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or default of a Guarantor, that: (a) the principal of, premium, if any, and interest with respect to the Notes shall be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, with respect to the Notes and all other obligations of the Company or any Guarantor to the Holders of the Notes or the Trustee hereunder or thereunder and all other obligations under this Indenture with respect to the Notes or the Notes shall be promptly paid in full or performed, all in accordance with the terms of this Indenture and thereof and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so Guaranteed, or failing performance of any other obligation of the Company to the Holders of the Notes, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under the Subsidiary Guarantee, and shall entitle the Holders of Notes or the Trustee to accelerate the obligations of the Guarantors of such Notes hereunder in the same manner and to the same extent as the obligations of the Company.

                  Each Guarantor, by execution of the Subsidiary Guarantee, waives the benefit of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that such Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and such Subsidiary Guarantee. The Subsidiary Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Holder of the Notes, the Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of the Notes and the Trustee, on the other hand, (a) subject to this Article 10, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of this Indenture for the purposes of the Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (b) in the event of any acceleration of such obligations as provided in Article 6 of this Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of such Subsidiary Guarantee.

                  The Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                  No shareholder, officer, director, employee or incorporator, past, present or future, or any Guarantor, as such, shall have any personal liability under this Subsidiary Guarantee by reason of his, her or its status as such shareholder, officer, director, employee or incorporator.

                  Section 10.2.     Execution and Delivery of Subsidiary
                                    Guarantee.

                  To further evidence the Subsidiary Guarantee set forth in
Section 10.1 of this Indenture, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee, substantially in the form included in Exhibit F to this Indenture, shall be endorsed on each Note authenticated and delivered by the Trustee after this Article 10 with respect to such Guarantor becomes effective and such Subsidiary Guarantee shall be executed by either manual or facsimile signature of an officer of each Guarantor. The validity and enforceability of any Subsidiary Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

                  Each of the Guarantors hereby agrees that its Subsidiary Guarantee set forth in Section 10.1 of this Indenture shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

                  If an officer of a Guarantor whose signature is on this Indenture or a Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Subsidiary Guarantee is endorsed or at any time thereafter, such Guarantor's Subsidiary Guarantee of such Note shall be valid nevertheless.

                  The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantor.

                  Section 10.3.     Limitation of Subsidiary Guarantee.

                  The obligations of each Guarantor are limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Subsidiary Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the net assets of each Guarantor, determined in accordance with GAAP.

                  Section 10.4.     Waiver of Subrogation.

                  Each Guarantor, by execution of its Subsidiary Guarantee, waives to the extent permitted by law any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under such Subsidiary Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of the Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor, by execution of its Subsidiary Guarantee, shall acknowledge that it shall receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.4 is knowingly made in contemplation of such benefits.

                  Section 10.5.     Release of Subsidiary Guarantee.

                  If all or substantially all of the assets of any Guarantor or all of the Capital Stock of any Guarantor is sold (including by consolidation, merger, issuance or otherwise) or disposed of (including by liquidation, dissolution or otherwise) by the Company or any of its Subsidiaries, or, unless the Company elects otherwise, if any Guarantor is designated an Unrestricted Subsidiary in accordance with Section 4.10, then such Guarantor (in the event of a sale or other disposition of all of the Capital Stock of such Guarantor or a designation as an Unrestricted Subsidiary) or the Person acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be deemed automatically and unconditionally released and discharged from any of its obligations under this Indenture without any further action on the part of the Trustee or any Holder of the Notes; provided, in each case that such Guarantor is no longer a Guarantor of, or otherwise an obligor with respect to, any other Indebtedness of the Company. In addition, if a Restricted Subsidiary is no longer a Guarantor of, or otherwise an obligor with respect to, any other Indebtedness of the Company, such Guarantor shall be deemed automatically and unconditionally released and discharged from any of its obligations under this Indenture without any further action on the part of the Trustee or any Holder of the Notes as long as no Default or Event of Default has occurred and is continuing, or would occur as a consequence thereof.

                  Section 10.6.     Contribution from Other Guarantors.

                  Each Guarantor that makes a payment or distribution under its Subsidiary Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the net assets of each Guarantor, determined in accordance with GAAP, so long as the exercise of such right does not impair the rights of Holders of Notes under any Subsidiary Guarantee.

                                   ARTICLE 11

                                  MISCELLANEOUS

                  Section 11.1.     Trust Indenture Act Controls.

                  If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by operation of TIA Section 318(c), the imposed duties shall control.

                  Section 11.2.     Notices.

                  Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail postage prepaid (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

                  If to the Company or a Guarantor:

                          Trinity Industries, Inc.
                          2525 Stemmons Freeway
                          Dallas, Texas 75207-2401
                          Attention: Theis Rice, Vice President of Legal Affairs Telephone No.: (214) 589-8170
                          Telecopier No.: (214) 589-8824

                  With a copy to:

                          Haynes and Boone, LLP
                          901 Main Street
                          Suite 3100
                          Dallas, Texas 75202
                          Attention: W. Scott Wallace
                          Telephone No.: (214) 651-5587
                          Telecopier No.: (214) 200-0674

                  If to the Trustee:

                          Wells Fargo Bank, National Association
                          505 Main Street, Suite 301
                          Fort Worth, Texas 76102
                          Attention: Corporate Trust Administration
                          Telephone No.: (817) 334-7065
                          Telecopier No.: (817) 885-8650

                  The Company, any other obligor upon the Notes or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

                  All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopies; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  Any notice or communication to a Holder shall be mailed by first-class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  If the Company (or any other obligor upon the Notes) mails a notice or communication to Holders, it shall mail a copy to the Trustee at the same time.

                  Section 11.3.     Communication by Holders with Other Holders.

                  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

                  Section 11.4. Certificate and Opinion as to Conditions Precedent.

                  Upon any request or application by the Company (or any other obligor upon the Notes) to the Trustee to take any action under this Indenture, the Company (or such other obligor) shall furnish to the Trustee:

                  (1) an Officers' Certificate (which shall include the statements set forth in Section 11.5) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) An Opinion of Counsel (which shall include the statements set forth in Section 11.5) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

                  Section 11.5.     Statements Required in Certificate or
                                    Opinion.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

                  Section 11.6.     Rules by Trustee and Agents.

                  The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

                  Section 11.7.     No Recourse Against Others.

                  No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any security, or because of any indebtedness evidenced thereby, shall be had against any stockholder, officer or director, as such, of the Company or any successor, under any rule of law, statute or institutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Notes by the Holders thereof and as part of the consideration for the issue of the Notes.

                  Section 11.8.     Governing Law.

                  THIS INDENTURE, EACH NOTE AND EACH SUBSIDIARY GUARANTEE SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  Section 11.9.     No Adverse Interpretation of Other
                                    Agreements.

                  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                  Section 11.10.    Successors.

                  All agreements of the Company in this Indenture and the Notes shall bind its successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successors and assigns, whether so expressed or not.

                  Section 11.11.    Severability.

                  In case any provision in this Indenture, the Notes or the Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 11.12.    Counterpart Originals.

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                  Section 11.13.    Variable Provisions.

                  The Company hereby initially appoints the Trustee as Paying Agent and Registrar.

                  Section 11.14. Provisions of Indenture for the Sole Benefit of Parties and Holders.

                  Nothing in this Indenture or in the Notes, expressed or implied, shall give or be construed to give to any Person, firm or corporation, other than the parties hereto and their successors and the Holders of the Notes, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Notes.

                  Section 11.15.    Table of Contents, Headings, etc.

                  The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                  Section 11.16. No Personal Liability of Directors, Officers, Employees, Incorporator and Stockholders.

                  No director, officer, employee, incorporator or stockholder of the Company or any of its Subsidiaries, as such, shall have any liability for any obligations of the Company or any of its Subsidiaries under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

                            [Signature pages follow]

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of March 10, 2004.

                                       TRINITY INDUSTRIES, INC., as Company

                                       By:  /s/ John L. Adams
                                           -------------------------------------
                                           Name:  John L. Adams
                                           Title: Executive Vice President

                                       WELLS FARGO BANK, NATIONAL ASSOCIATION,
                                       as Trustee

                                       By:  /s/ Melissa Scott
                                           -------------------------------------
                                           Name:  Melissa Scott
                                           Title: Vice President

                                       The Guarantors:

                                       TRANSIT MIX CONCRETE & MATERIALS COMPANY
                                       TRINITY INDUSTRIES LEASING COMPANY
                                       TRINITY MARINE PRODUCTS, INC.
                                       TRINITY RAIL GROUP, LLC
                                       THRALL TRINITY FREIGHT CAR, INC.
                                       TRINITY TANK CAR, INC.
                                       TRINITY RAIL COMPONENTS & REPAIR, INC.

                                       By:  /s/ John L. Adams
                                           -------------------------------------
                                           Name:  John L. Adams
                                           Title: Executive Vice President of
                                                  each of the Guarantors listed
                                                  above

                                                                       EXHIBIT A

                                 [FORM OF NOTE]

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $100,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE

         REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                                                                    $
                                                              CUSIP No. ________

                           6 1/2% Senior Note Due 2014

                  TRINITY INDUSTRIES, INC., a Delaware corporation, promises to
pay to CEDE & CO., or registered assigns, the principal sum of           Dollars
on March 15, 2014.

                  Interest Payment Dates: March 15 and September 15, commencing September 15, 2004.

                  Record Dates: March 1 and September 1.

                  Additional provisions of this Note are set forth on the other side of this Note.

Dated:                  ,

                                         TRINITY INDUSTRIES, INC.

                                         By: ___________________________________
                                             Name:
                                             Title:

                                         By: ___________________________________
                                             Name:
                                             Title:

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

WELLSFARGO BANK, NATIONAL ASSOCIATION
  as Trustee, certifies
  that this is one of the
  Notes referred to
  in this Indenture.

Dated:                       ,

By: ________________________
    Authorized Signatory

                         [FORM OF REVERSE SIDE OF NOTE]

                              6 1/2% Note Due 2014

1.       Interest

                  TRINITY INDUSTRIES, INC., a Delaware corporation (such corporation, and its successors and assigns under this Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semiannually on March 15 and September 15 of each year, commencing September 15, 2004. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 10, 2004. Interest will be computed on the basis of a 360-day year of twelve-30-day months. The Company shall pay interest on overdue principal at the rate borne by the Notes plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.       Method of Payment

                  The Company will pay interest on the Notes (except defaulted interest) to the persons who are registered holders of Notes at the close of business on the March 1 or September 1 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

3.       Paying Agent and Registrar

                  Initially, Wells Fargo Bank, National Association, a national banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.       Indenture

                  The Company issued the Notes under an Indenture dated as of March 10, 2004 (the "Indenture"), among the Company, the guarantors from time to time party thereto and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.

5.       Optional Redemption

                  Except as otherwise provided below, the Company may not redeem any of the Notes prior to March 15, 2009. At any time on or after March 15, 2009, the Company may, at its option, redeem outstanding Notes, in whole or in part, at a Redemption Price equal to a percentage of the principal amount thereof, as set forth in the immediately succeeding paragraph, plus all accrued and unpaid interest thereon to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

                  The Redemption Price as a percentage of principal amount shall be as follows, if the Notes are redeemed during the 12-month period commencing on or after March 15 of the years set forth below:

Year                                                           Percentage
----                                                           ----------
2009......................................................      103.250
2010......................................................      102.167
2011......................................................      101.083
2012 and thereafter.......................................      100.000

                  At any time, or from time to time, on or prior to March 15, 2007 the Company may, at its option, use the net cash proceeds of one or more Equity Offerings (as defined below) to redeem up to 35% of the principal amount of the Notes issued under the Indenture at a redemption price of 106.500% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that (1) at least 65% of the principal amount of Notes issued under the Indenture remains outstanding immediately after any such redemption; and (2) the Company makes such redemption not more than 90 days after the consummation of any such Equity Offering. "Equity Offering" means a public or private offering of Qualified Capital Stock of the Company to any Person.

6.       Notice of Redemption

                  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the Redemption Price of and accrued interest on all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent or before the Redemption Date and certain other conditions are satisfied, on and after such Redemption Date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

7.       Offer to Purchase

                  (a) Upon a Change of Control, the Company shall be required to make an offer to repurchase all or any part of the Notes of such Holder at a repurchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued interest to the date of repurchase as provided in, and subject to the terms of, the Indenture.

                  (b) If the Company consummates any Asset Disposition, the Company may be required, subject to the terms and conditions of the Indenture, to utilize a certain portion of the proceeds received from such Asset Disposition to offer to repurchase Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased plus accrued interest to the date of repurchase.

8.       Denominations; Transfer; Exchange

                  The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. No service charge shall be made for any such registration of transfer or exchange, but the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding interest payment date.

9.       Persons Deemed Owners

                  The registered holder of this Note may be treated as the owner of it for all purposes.

10.      Unclaimed Money

                  If money for the payment of principal, premium, if any, or interest remains unclaimed for two years after the date on which such payment became due, the Trustee and the Paying Agents will pay the money back to the Company at its request. After that, all liability of the Trustee and such Paying Agents with respect to such money shall cease, and Holders entitled to the money must look only to the Company for payment.

11.      Defeasance

                  Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

12.      Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes. The Holders of a majority in principal amount of the Notes then outstanding may, or the Trustee with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes, may waive compliance in a particular instance by the Company with any provision of the Indenture or the Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the

Trustee may amend the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to comply with Section 5.2 of the Indenture, to comply with any requirements of the SEC in connection with qualifying the Indenture under the TIA as then in effect, to provide for uncertificated Notes in addition to certificated Notes, to secure the Notes or to make intercreditor arrangements with respect to any such Note, unless the incurrence of such obligations or the security thereof is prohibited by Indenture, to make any change that does not materially adversely affect the rights of any Holder of the Notes, to evidence or to provide for a replacement Trustee under Section 7.8 of the Indenture, or to add to the covenants and agreements of the Company or any obligor with respect to any such Notes for the benefit of the Holders of the Notes or to surrender any right or power conferred on the Company under the Indenture.

13.      Defaults and Remedies

         Under the Indenture, Events of Default include (i) a default in the payment of interest on the Notes when due, continued for 30 days; (ii) a default in the payment of principal of any Note when due at its Stated Maturity, upon redemption, upon required repurchase, upon declaration or otherwise; (iii) the failure by the Company to comply for 30 days after notice with its obligations under Section 4.4, 4.9, 4.10. 4.11, 4.12, 4.13, 4.14, 4.16 or 4.17 of the
Indenture and its other agreements contained in the Indenture (except in the case of a default with respect to Sections 4.15 and 5.1 of the Indenture which will constitute Events of Default with notice but without passage of time); (iv) the failure to pay at the final stated maturity (after giving effect to any applicable grace periods) Indebtedness (other than Non-Recourse Leasing Indebtedness) of the Company or any Restricted Subsidiary, or the acceleration of such Indebtedness (other than Non-Recourse Leasing Indebtedness) of the Company or any Restricted Subsidiary by the holders thereof because of a default, if the aggregate principal amount of such Indebtedness exceeds $10.0 million (or its foreign currency equivalent); (v) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law: (A) commences a voluntary case; (B) consents to the entry of an order for relief against it in an involuntary case; (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or (D) makes a general assignment for the benefit of its creditors; (E) or takes any comparable action under any foreign laws relating to insolvency; (vi) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company or any Restricted Subsidiary in an involuntary case;
(B) appoints a Custodian of the Company or any Restricted Subsidiary or for any substantial part of its property; or (C) orders the winding up or liquidation of the Company or any Restricted Subsidiary; or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days; or (vii) any judgment or decree for the payment of money in excess of $10.0 million (or its foreign currency equivalent) (to the extent not covered by insurance) is rendered against the Company or any Restricted Subsidiary and is not discharged, paid or stayed for a period of 60 consecutive days after such judgment or judgments become final and non-appealable; or (viii) the Subsidiary Guarantee of any Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the Subsidiary Guarantee and the Indenture) or is declared null and void in a judicial proceeding or any Guarantor denies or disaffirms its obligations under the Indenture or its Subsidiary Guarantee.

                  Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is not opposed to their interest.

14.      Trustee Dealings with the Company

                  Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledges of Notes and may otherwise deal with and collect obligations owed to it by the Company or its affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.

15.      No Recourse Against Others

                  A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

16.      Authentication

                  This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

17.      Abbreviations

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT(=tenants by the entirety), JT TEN (=joint tenants with rights of survivorships and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

18.      CUSIP Numbers

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the indenture which has in it the text of this Note in larger type. Requests may be made to: Trinity Industries, Inc., 2525 Stemmons Freeway, Dallas, Texas 75207-2401, Attention of Theis Rice, Vice President of Legal Affairs.

19.      Registration Rights

                  Pursuant to the Registration Rights Agreement, the Company will be obligated upon the occurrence of certain events to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for a 6 1/2% Senior Note due 2014, of the Company (an "Unrestricted Note") which has been registered under the Securities Act, in like principal amount and having terms identical in all material respects to this Note. The Holders shall be entitled to receive additional interest on the Notes in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

20.      Governing Law

                  THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE APPLICATION OF PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO AND THERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE AND THIS NOTE.

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                 agent to transfer this Note on the books
of the Company. The agent may substitute another to act for him.

Date:________________                      Your Signature: _____________________

Sign exactly as your name appears on the other side of this Note.

                      OPTION OF HOLDER TO ELECT REPURCHASE

                  If you want to elect to have this Note repurchased by the Company pursuant to Section 4.13 or Section 4.15 of the Indenture, check the appropriate box:

                                Section 4.13 [ ]

                                Section 4.15 [ ]

                  If you want to elect to have only part of this Note repurchased by the Company pursuant to Section 4.13 or Section 4.15 of the Indenture, state the amount: $_____________

Dated:___________________         Signed: ______________________________________
                                          (Signed exactly as name appears on the
                                          other side of this Note)

                                                                       EXHIBIT B

                             [FORM OF EXCHANGE NOTE]

                                                                   $
                                                              CUSIP No. ________

                           6 1/2% Senior Note Due 2014

                  TRINITY INDUSTRIES, INC., a Delaware corporation, promises to
pay to CEDE & CO., or registered assigns, the principal sum of           Dollars
on March 15, 2014.

                  Interest Payment Dates: March 15 and September 15, commencing September 15, 2004.

                  Record Dates: March 1 and September 1.

                  Additional provisions of this Note are set forth on the other side of this Note.

Dated:                     ,
                                         TRINITY INDUSTRIES, INC.

                                         By: ___________________________________
                                             Name:
                                             Title:

                                         By: ___________________________________
                                             Name:
                                             Title:

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

WELLSFARGO BANK, NATIONAL ASSOCIATION
  as Trustee, certifies
  that this is one of the
  Notes referred to
  in this Indenture.

Dated:             ,

By: ________________________
    Authorized Signatory

                         [FORM OF REVERSE SIDE OF NOTE]

                              6 1/2% Note Due 2014

1.       Interest

                  TRINITY INDUSTRIES, INC., a Delaware corporation (such corporation, and its successors and assigns under this Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semiannually on March 15 and September 15 of each year, commencing September 15, 2004. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 10, 2004. Interest will be computed on the basis of a 360-day year of twelve-30-day months. The Company shall pay interest on overdue principal at the rate borne by the Notes plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.       Method of Payment

                  The Company will pay interest on the Notes (except defaulted interest) to the persons who are registered holders of Notes at the close of business on the March 1 or September 1 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

3.       Paying Agent and Registrar

                  Initially, Wells Fargo Bank, National Association, a national banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.       Indenture

                  The Company issued the Notes under an Indenture dated as of March 10, 2004 (the "Indenture"), among the Company, the guarantors from time to time party thereto and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.

5.       Optional Redemption

                  Except as otherwise provided below, the Company may not redeem any of the Notes prior to March 15, 2009. At any time on or after March 15, 2009, the Company may, at its option, redeem outstanding Notes, in whole or in part, at a Redemption Price equal to a percentage of the principal amount thereof, as set forth in the immediately succeeding paragraph, plus all accrued and unpaid interest thereon to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

                  The Redemption Price as a percentage of principal amount shall be as follows, if the Notes are redeemed during the 12-month period commencing on or after March 15 of the years set forth below:

Year                                                           Percentage
----                                                           ----------
2009......................................................      103.250
2010......................................................      102.167
2011......................................................      101.083
2012 and thereafter.......................................      100.000

                  At any time, or from time to time, on or prior to March 15, 2007 the Company may, at its option, use the net cash proceeds of one or more Equity Offerings (as defined below) to redeem up to 35% of the principal amount of the Notes issued under the Indenture at a redemption price of 106.500% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that (1) at least 65% of the principal amount of Notes issued under the Indenture remains outstanding immediately after any such redemption; and (2) the Company makes such redemption not more than 90 days after the consummation of any such Equity Offering. "Equity Offering" means a public or private offering of Qualified Capital Stock of the Company to any Person.

6.       Notice of Redemption

                  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the Redemption Price of and accrued interest on all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent or before the Redemption Date and certain other conditions are satisfied, on and after such Redemption Date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

7.       Offer to Purchase

                  (a) Upon a Change of Control, the Company shall be required to make an offer to repurchase all or any part of the Notes of such Holder at a repurchase price equal to 101% of the principal amount of the Notes to be repurchased plus accrued interest to the date of repurchase as provided in, and subject to the terms of, the Indenture.

                  (b) If the Company consummates any Asset Disposition, the Company may be required, subject to the terms and conditions of the Indenture, to utilize a certain portion of the proceeds received from such Asset Disposition to offer to repurchase Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased plus accrued interest to the date of repurchase.

8.       Denominations; Transfer; Exchange

                  The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. No service charge shall be made for any such registration of transfer or exchange, but the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding interest payment date.

9.       Persons Deemed Owners

                  The registered holder of this Note may be treated as the owner of it for all purposes.

10.      Unclaimed Money

                  If money for the payment of principal, premium, if any, or interest remains unclaimed for two years after the date on which such payment became due, the Trustee and the Paying Agents will pay the money back to the Company at its request. After that, all liability of the Trustee and such Paying Agents with respect to such money shall cease, and Holders entitled to the money must look only to the Company for payment.

11.      Defeasance

                  Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

12.      Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes. The Holders of a majority in principal amount of the Notes then outstanding may, or the Trustee with the written consent of the Holders of at least a majority in principal amount of the then outstanding Notes, may waive compliance in a particular instance by the Company with any provision of the Indenture or the Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the

Trustee may amend the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to comply with Section 5.2 of the Indenture, to comply with any requirements of the SEC in connection with qualifying the Indenture under the TIA as then in effect, to provide for uncertificated Notes in addition to certificated Notes, to secure the Notes or to make intercreditor arrangements with respect to any such Note, unless the incurrence of such obligations or the security thereof is prohibited by Indenture, to make any change that does not materially adversely affect the rights of any Holder of the Notes, to evidence or to provide for a replacement Trustee under Section 7.8 of the Indenture, or to add to the covenants and agreements of the Company or any obligor with respect to any such Notes for the benefit of the Holders of the Notes or to surrender any right or power conferred on the Company under the Indenture.

13.      Defaults and Remedies

         Under the Indenture, Events of Default include (i) a default in the payment of interest on the Notes when due, continued for 30 days; (ii) a default in the payment of principal of any Note when due at its Stated Maturity, upon redemption, upon required repurchase, upon declaration or otherwise; (iii) the failure by the Company to comply for 30 days after notice with its obligations under Section 4.4, 4.9, 4.10. 4.11, 4.12, 4.13, 4.14, 4.16 or 4.17 of the
Indenture and its other agreements contained in the Indenture (except in the case of a default with respect to Sections 4.15 and 5.1 of the Indenture which will constitute Events of Default with notice but without passage of time); (iv) the failure to pay at the final stated maturity (after giving effect to any applicable grace periods) Indebtedness (other than Non-Recourse Leasing Indebtedness) of the Company or any Restricted Subsidiary, or the acceleration of such Indebtedness (other than Non-Recourse Leasing Indebtedness) of the Company or any Restricted Subsidiary by the holders thereof because of a default, if the aggregate principal amount of such Indebtedness exceeds $10.0 million (or its foreign currency equivalent); (v) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law: (A) commences a voluntary case; (B) consents to the entry of an order for relief against it in an involuntary case; (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or (D) makes a general assignment for the benefit of its creditors; (E) or takes any comparable action under any foreign laws relating to insolvency; (vi) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (A) is for relief against the Company or any Restricted Subsidiary in an involuntary case;
(B) appoints a Custodian of the Company or any Restricted Subsidiary or for any substantial part of its property; or (C) orders the winding up or liquidation of the Company or any Restricted Subsidiary; or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days; or (vii) any judgment or decree for the payment of money in excess of $10.0 million (or its foreign currency equivalent) (to the extent not covered by insurance) is rendered against the Company or any Restricted Subsidiary and is not discharged, paid or stayed for a period of 60 consecutive days after such judgment or judgments become final and non-appealable; or (viii) the Subsidiary Guarantee of any Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the Subsidiary Guarantee and the Indenture) or is declared null and void in a judicial proceeding or any Guarantor denies or disaffirms its obligations under the Indenture or its Subsidiary Guarantee.

                  Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is not opposed to their interest.

14.      Trustee Dealings with the Company

                  Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledges of Notes and may otherwise deal with and collect obligations owed to it by the Company or its affiliates and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee.

15.      No Recourse Against Others

                  A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

16.      Authentication

                  This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

17.      Abbreviations

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT(=tenants by the entirety), JT TEN (=joint tenants with rights of survivorships and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

18.      CUSIP Numbers

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the indenture which has in it the text of this Note in larger type. Requests may be made to: Trinity Industries, Inc., 2525 Stemmons Freeway, Dallas, Texas 75207-2401, Attention of Theis Rice, Vice President of Legal Affairs.

19.      Governing Law

                  THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE APPLICATION OF PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO AND THERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE AND THIS NOTE.

                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                 agent to transfer this Note on the books
of the Company. The agent may substitute another to act for him.

Date:________________                   Your Signature:_________________________

Sign exactly as your name appears on the other side of this Note.

                      OPTION OF HOLDER TO ELECT REPURCHASE

                  If you want to elect to have this Note repurchased by the Company pursuant to Section 4.13 or Section 4.15 of the Indenture, check the appropriate box:

                                Section 4.13 [ ]

                                Section 4.15 [ ]

                  If you want to elect to have only part of this Note repurchased by the Company pursuant to Section 4.13 or Section 4.15 of the Indenture, state the amount: $_____________

Dated:___________________         Signed: ______________________________________
                                          (Signed exactly as name appears on the
                                          other side of this Note)

                                                                       EXHIBIT C

                         FORM OF LEGEND FOR GLOBAL NOTES

                  Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

                  THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.16 OF THE INDENTURE.

                                                                       EXHIBIT D

                   Form of Transferee Letter of Representation

TRINITY INDUSTRIES, INC.
c/o WELLS FARGO BANK, NATIONAL ASSOCIATION
505 Main Street, Suite 301
Fort Worth, Texas 76102
Attention: Corporate Trust Administration

Ladies and Gentlemen:

                  This certificate is delivered to request a transfer of $________ principal amount of the 6 1/2% Senior Notes due 2014 (the "Notes") of TRINITY INDUSTRIES, INC. (the "Company"). Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

                  Name: _______________________________________
                  Address: ____________________________________
                  Taxpayer ID Number: _________________________

                  The undersigned represents and warrants to you that:

                  1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933 (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor" at least $100,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and we invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                  2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company,
(b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regu-lation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Notes of $100,000, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certificates and/or other information satisfactory to the Company and the Trustee.

Dated: _________________                TRANSFEREE: ____________________________

                                        By: ____________________________________
                                            Name:
                                            Title:

                                                                       EXHIBIT E

                            Form of Certificate To Be
                             Delivered in Connection
                           with Regulation S Transfers

                                                           _______________, ____

TRINITY INDUSTRIES, INC.
c/o WELLS FARGO BANK, NATIONAL ASSOCIATION
505 Main Street, Suite 301
Fort Worth, Texas 76102
Attention: Corporate Trust Administration

         Re:  TRINITY INDUSTRIES, INC.
              (the "Company") 6 1/2% Senior Notes due 2014 (the "Notes")

Ladies and Gentlemen:

                  In connection with our proposed sale of $            aggregate
principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                  (1) the offer of the Notes was not made to a person in the United States;

                  (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

                  (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

                  (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                  (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Defined terms used herein without definition have the respective meanings provided in Regulation S.

                                       Very truly yours,

                                       [Name of Transferor]

                                       By: _____________________________________
                                           [Authorized Signatory]

                                                                       EXHIBIT F

                         [FORM OF SUBSIDIARY GUARANTEE]

                  Each of the undersigned (the "Guarantors") hereby jointly and severally unconditionally guarantees, to the extent set forth in the Indenture dated as of March 10, 2004, by and between Trinity Industries, Inc., as issuer, the Guarantors and Wells Fargo Bank, National Association, as Trustee, (the "Indenture"), and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the of Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium, if any, and, to the extent permitted by law, interest on the Notes, and the due and punctual performance of all other obligations of the Company to the Holders of the Notes or the Trustee, all in accordance with the terms set forth in Article Ten of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

                  The obligations of the Guarantors to the Holders of the Notes of and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms and limitations of this Subsidiary Guarantee. The validity and enforceability of any Subsidiary Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

                  This Subsidiary Guarantee has been executed and issued pursuant to the requirements of the Indenture.

                         [Signatures on Following Pages]

                  IN WITNESS WHEREOF, each of the Guarantors has caused this Subsidiary Guarantee to be signed by a duly authorized officer.

                                            THE GUARANTORS:

                                               [                               ]

                                            By: ________________________________
                                                Name:
                                                Title:

                                      F-2